UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the
Registrant
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Black Stone Minerals, L.P.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, Texas 77002

May 1, 2023

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE 15, 2023

Dear Unitholders of Black Stone Minerals, L.P.:

Notice is hereby given that the 2023 annual meeting of limited partners (the “Annual Meeting”) of Black Stone Minerals, L.P. (the “Partnership”) will be held on June 15, 2023 at 12:00 p.m., Central Time, via live webcast, for the following purposes:

1.

to elect directors to the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., the general partner of the Partnership (the “General Partner”), each to serve until the 2024 annual meeting of limited partners and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal;

2.	to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Partnership’s independent registered public accounting firm for the year ending December 31, 2023;

3.	to approve, on a non-binding advisory basis, the compensation of the General Partner’s named executive officers for the year ended December 31, 2022; and

4.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

You may attend the Annual Meeting via the internet at https://web.lumiagm.com/255252993. Because the Annual Meeting is completely virtual and being conducted via the Internet, you will not be able to attend the meeting in person.

The Board of the General Partner has fixed the close of business on April 17, 2023 as the record date for the Annual Meeting. Holders of record of the Partnership’s common units and preferred units as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission, the Partnership is providing access to its proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each unitholder. On or about May 1, 2023, the Partnership began mailing a Notice of Internet Availability of Proxy Materials to its unitholders of record detailing how to access the proxy materials electronically and how to submit a proxy by telephone, Internet, or mail or vote during the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your units are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your units. Internet and/or telephone voting will also be offered to unitholders holding units in street name.

The Partnership urges you to review the proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your units will be represented at the Annual Meeting.

By Order of the Board of the General Partner,

/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and
Secretary of Black Stone Minerals GP, L.L.C.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 15, 2023

The Notice of Annual Meeting, the Proxy Statement, a form of proxy card, and the Partnership’s Annual

Report on Form 10-K for the year ended December 31, 2022 are available at

https://www.astproxyportal.com/ast/20065

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, Texas 77002

PROXY STATEMENT

FOR

ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 15, 2023

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, Texas 77002

PROXY STATEMENT

FOR

ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 15, 2023

Unless the context clearly indicates otherwise, references to “we,” “our,” “us,” “the Partnership,” or like terms refer to Black Stone Minerals, L.P. and its subsidiaries.

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., our general partner (the “General Partner”), for use at our 2023 annual meeting of limited partners (the “Annual Meeting”) to be held on June 15, 2023, at 12:00 p.m. Central Time, and at any adjournment or postponement thereof. We will hold the Annual Meeting virtually via live webcast on the Internet at https://web.lumiagm.com/255252993. On or about May 1, 2023, we began mailing a Notice of Internet Availability of Proxy Materials to our unitholders of record detailing how to access the proxy materials electronically and how to submit a proxy by telephone, Internet, or mail or vote during the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your units are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your units. Internet and/or telephone voting will also be offered to unitholders holding units in street name.

GENERAL INFORMATION

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our unitholders to consider and act upon the proposals described in this Proxy Statement and upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on our performance and respond to questions from unitholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, unitholders will be asked to consider and vote upon the following proposals:

1.

Proposal 1: to elect directors to the Board of the General Partner, each to serve until the 2024 annual meeting of limited partners (the “2024 Annual Meeting”) and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal;

2.	Proposal 2: to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023; and

3.	Proposal 3: to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2022.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is not presently aware of any other business to properly come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote “FOR ALL” of the director nominees to the Board of the General Partner set forth in this Proxy Statement (Proposal 1), “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the year ended December 31, 2022 (Proposal 3).

Right to Vote

Pursuant to the First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated May 6, 2015, as amended (the “Partnership Agreement”), only holders of common units and preferred units on the Record Date (as defined below) are entitled to notice of, and to vote at, the Annual Meeting. Such unitholders will vote together as a single class. Holders of common units are entitled to one vote per unit at the Annual Meeting, and holders of preferred units are entitled to vote their preferred units on an ”as-converted basis.”

If any person or group (other than the limited partners of Black Stone Minerals Company, L.P. (“BSMC”) prior to our initial public offering; their transferees; persons who acquired their units with the prior approval of the Board of the General Partner; holders of Series B preferred units in connection with any vote, consent, or approval of the Series B preferred units as a separate class; and persons who own 15% or more of any class as a result of any redemption or purchase of any other person’s units or similar action by us or any conversion of the Series B preferred units at our option) beneficially owns 15% or more of any class of common units or preferred units as of the Record Date, that person or group will not be entitled to notice of, nor to vote at, the Annual Meeting.

In addition, solely with respect to the election of directors, the Partnership Agreement provides that we and the General Partner are not entitled to vote our units, if any, and such units will not be counted when calculating the required votes for the election of directors and will not be deemed outstanding for purposes of determining a quorum for the Annual Meeting. These units will not be treated as a separate class of partnership securities for purposes of the Partnership Agreement.

The Board of the General Partner has fixed the close of business on April 17, 2023 as the record date (the “Record Date”) for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. As of close of business on the Record Date, there were, outstanding and entitled to vote, 209,968,483 common units held by 388 holders of record and 14,711,219 Series B preferred units held by 1 holder of record (representing 14,711,219 common units on an as-converted basis). In the aggregate, as of the Record Date, there were outstanding and entitled to vote 224,679,702 units.

A list of holders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1001 Fannin Street, Suite 2020, Houston, Texas, 77002 from May 1, 2023 to the date of our virtual Annual Meeting. A copy of this list will be provided to you at no charge upon written request to Investor Relations at Black Stone Minerals, L.P. at the above listed address. The list will also be available for inspection by any unitholder in attendance at the Annual Meeting.

Units held in a nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Voting Procedures

Registered Holders

If, on the Record Date, you hold units that are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered a registered holder with respect to those units and entitled to notice of and to vote at the Annual Meeting. On or about May 1, 2023, we began mailing a Notice of Internet Availability of Proxy Materials to our registered holders of record detailing how to access the proxy materials electronically and how to submit a proxy by telephone, Internet, or mail or vote during the Annual Meeting. As a registered holder of record, you may vote your units by one of the following methods:

•

By Internet. You may submit a proxy electronically via the Internet by following the on-screen instructions at www.voteproxy.com. Please have your Notice of Internet Availability of Proxy Materials, which includes your personal control number, in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Internet Availability of Proxy Materials.

•

By Telephone. You may view the proxy materials and obtain the toll-free number to call at www.voteproxy.com. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Internet Availability of Proxy Materials.

•

By Mail. If you request paper copies of the proxy materials, you may submit a proxy by signing, dating, and returning the proxy card in the pre-addressed envelope. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

•	During the Annual Meeting. You may vote your units during the Annual Meeting, virtually via the Internet. Please read “—Attending the Annual Meeting.”

If you submit an executed proxy but do not give voting instructions as to how your units should be voted on a particular proposal at the Annual Meeting, your units will be voted in accordance with the recommendation of the Board of the General Partner as stated in this Proxy Statement. If you are a registered holder and you do not submit a proxy or vote virtually during the Annual Meeting, your units will not be voted on the proposals or counted for the purpose of establishing a quorum at the Annual Meeting.

If you receive more than one Notice of Internet Availability of Proxy Materials, it is because your units are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials received to ensure that all your units are voted.

Beneficial Owners

If you hold units in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner with respect to these units and hold such units in “street name.” If you are a beneficial owner of units on the Record Date, the brokerage firm, bank, or other nominee (the “intermediary”) will provide instructions detailing how to direct the voting of your units through the intermediary. The intermediary that holds your units is considered the holder of record for purposes of voting at the Annual Meeting. Internet and/or telephone voting is also generally offered to unitholders holding units in street name, but you must follow the instructions provided by the intermediary.

As a beneficial owner, you are also invited to attend the Annual Meeting virtually. However, since you are not the holder of record, you may not vote your units during the Annual Meeting unless you follow your intermediary’s procedures for obtaining a legal proxy.

After obtaining a valid legal proxy from your intermediary, to then register to vote at the Annual Meeting virtually, you must submit proof of your legal proxy reflecting the number of your units along with your name and email address to AST. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on June 1, 2023.

You will receive a confirmation of your registration and an 11-digit voter control number by email issued by AST after we receive your registration materials. You may attend the Annual Meeting virtually and vote your units at https://web.lumiagm.com/255252993 during the meeting. The password for the meeting is “bsmvirt23”. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time so that you have sufficient time to check in. Please read “—Attending the Annual Meeting.”

If you do not vote your units during the Annual Meeting or instruct the intermediary how to vote your units, the intermediary may vote your units as it decides for each matter for which it has discretionary authority under New York Stock Exchange (“NYSE”) rules. The election of directors (Proposal 1) and approval of the compensation of our named executive officers (Proposal 3) are non-discretionary matters, meaning that intermediaries do not have discretionary authority to vote unless they receive timely instruction from you. As such, for Proposals 1 and 3 to be voted on at the Annual Meeting, you must provide timely instructions on how the intermediary should vote your units. When an intermediary does not have discretion to vote on a particular matter, you have not given timely instructions on how the intermediary should vote your units, and the intermediary indicates it does not have authority to vote such units on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters, and, as such, broker non-votes will not be counted as a vote “FOR” or “AGAINST” Proposals 1 and 3.

The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2) is a discretionary matter on which intermediaries may vote in the absence of timely instructions from you.

Attending the Annual Meeting

Only unitholders of record or their legal proxy holders as of the Record Date may attend the Annual Meeting. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/255252993. In order to vote or submit a question during the Annual Meeting, you will need an 11-digit voter control number included on your Notice of Internet Availability of Proxy Materials or proxy card, or provided by AST if you are a beneficial owner with the password of “bsmvirt23”. If you do not have an 11-digit voter control number issued by AST, you will be able to listen to the meeting only by registering as a guest. You will not be able to vote or submit your questions during the meeting.

The Annual Meeting will be held at 12:00 p.m., Central Time.

Revoking Your Proxy

If you are a registered holder, you may change your vote or revoke your proxy at any time before the units are voted at the Annual Meeting by:

•	timely delivering a valid, later-dated, executed proxy card;

•

timely submitting a proxy with new voting instructions through the Internet or by telephone prior to the time the Internet and telephone voting facilities are closed and no longer available (the date and time of which is specified on the Notice of Internet Availability of Proxy Materials);

•	attending and voting, virtually via the Internet (attending the meeting without voting will not revoke any previously submitted proxy); or

•	filing a written notice of revocation on or before the date of the Annual Meeting with the General Counsel of Black Stone Minerals, L.P., at 1001 Fannin Street, Suite 2020, Houston, Texas, 77002.

If you are a beneficial owner and you submit voting instructions to your intermediary, you may change your vote by submitting new voting instructions in accordance with such intermediary’s procedures.

Quorum

The holders of a majority of the common units and preferred units (on an as-converted basis), in the aggregate, represented by virtual attendance or by proxy shall constitute a quorum at the Annual Meeting, unless any such action requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage. Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the Annual Meeting for purposes of establishing a quorum. The unitholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough unitholders to leave less than a quorum. In the absence of a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained, but no other business may be transacted, except as otherwise provided in the Partnership Agreement.

Required Votes

Election of Directors (Proposal 1)

Pursuant to the Partnership Agreement, the directors of the Board of the General Partner are elected by a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. Each unitholder entitled to vote at the Annual Meeting is entitled to cumulate his or her votes in the election of directors and give one candidate, or divide among any number of candidates, a number of votes equal to the product of (x) the number of common units and preferred units (on an as-converted basis) held by the unitholder, multiplied by (y) the number of directors to be elected at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of directors. In addition, as described below under “Majority Voting Policy,” each of the incumbent director nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board of the General Partner.

Ratification of our Independent Registered Public Accounting Firm (Proposal 2)

Pursuant to the Partnership Agreement, the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023 requires approval by a majority of the votes cast by the unitholders entitled to vote at the Annual Meeting. Abstentions will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. Because intermediaries will have discretion to vote units without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

Approval of the Compensation of our Named Executive Officers (Proposal 3)

Pursuant to the Partnership Agreement, the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2022 requires approval by a majority of the votes cast by the unitholders entitled to vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. While this vote does not bind the Board to any particular action, the Board values the input of the limited partners and will take into account the outcome of this vote in considering future compensation arrangements.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of the General Partner, and we will bear all costs incurred in the solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our units. We may solicit proxies by mail, telephone, or via the Internet through our executive officers, directors, and other management employees, who will receive no additional compensation for their services.

2022 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available on our website at www.blackstoneminerals.com in the “SEC Filings” subsection of the “Investors” section. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each unitholder to whom a Notice of Internet Availability of Proxy Materials is delivered upon the written request of such person addressed to Investor Relations at Black Stone Minerals, L.P., 1001 Fannin Street, Suite 2020, Houston, Texas, 77002.

PROPOSAL 1—ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee of the Board, the Board of the General Partner has nominated the following individuals for election as directors of the Board of the General Partner, each to serve until the 2024 Annual Meeting and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal:

Carin M. Barth

Thomas L. Carter, Jr.

D. Mark DeWalch

Jerry V. Kyle, Jr.

Michael C. Linn

John H. Longmaid

William N. Mathis

William E. Randall

Alexander D. Stuart

Each director nominee is currently serving on the Board of the General Partner. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below in each director’s biographical information under the heading “Executive Officers and Directors.”

The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. Each unitholder entitled to vote at the Annual Meeting is entitled to cumulate his or her votes in the election of directors and give one candidate, or divide among any number of candidates, a number of votes equal to the product of (x) the number of common units and preferred units (on an as-converted basis) held by the unitholder, multiplied by (y) the number of directors to be elected at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. In addition, as described below under “Majority Voting Policy,” each of the incumbent director nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board of the General Partner.

Unless otherwise indicated on the proxy, the persons named as proxies will vote “FOR ALL” of the nominees listed above. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of the General Partner.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

The following table shows information for the executive officers and directors of the General Partner. Executive officers serve at the discretion of the Board of the General Partner. Directors hold office until their successors are duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age as of the Annual Meeting	Position With The General Partner
Thomas L. Carter, Jr.*	71	Chairman, Chief Executive Officer, and President
Evan M. Kiefer	36	Interim Chief Financial Officer and Treasurer
L. Steve Putman	48	Senior Vice President, General Counsel, and Secretary
Carrie P. Clark	46	Senior Vice President, Land & Commercial
Dawn K. Smajstrla	52	Vice President and Chief Accounting Officer
Carin M. Barth*	60	Director
D. Mark DeWalch*	61	Director
Jerry V. Kyle, Jr.*	62	Director
Michael C. Linn*	71	Director
John H. Longmaid*	77	Director
William N. Mathis*	57	Director
William E. Randall *	56	Director
Alexander D. Stuart*	72	Director
Allison K. Thacker	49	Director

*	Nominated for election to the Board at the 2023 Annual Meeting

Thomas L. Carter, Jr. Mr. Carter has served as Chairman and Chief Executive Officer of the General Partner since November 2014. Mr. Carter served as President of the General Partner from November 2014 to June 2018 and returned to the position in February 2023. Mr. Carter founded BSMC, our predecessor, and served as President, Chief Executive Officer, and Chairman of Black Stone Natural Resources, L.L.C. (“BSNR”), the former general partner of BSMC, from 1998 to 2015. Mr. Carter served as Managing General Partner of W.T. Carter & Bro. from 1987 to 1992 and Black Stone Energy Company from 1980 to present, both of which preceded the General Partner. Mr. Carter founded Black Stone Energy Company, BSMC’s operating and exploration subsidiary, in 1980. From 1978 to 1980, Mr. Carter served as a lending officer in the Energy Department of Texas Commerce Bank in Houston, Texas, after serving in various other roles from 1975. Mr. Carter received M.B.A. and B.B.A. degrees from the University of Texas at Austin. Mr. Carter served as a director of Carrizo Oil & Gas Inc. from 2005 to 2019. Mr. Carter currently serves on the University Lands Advisory Board and as a Trustee Emeritus of The Lawrenceville School.

Mr. Carter’s extensive industry and executive management experience and his background in finance qualify him to serve on the Board of the General Partner.

Evan M. Kiefer. Mr. Kiefer has served as Interim Chief Financial Officer and Treasurer of the General Partner since March 2023. Mr. Kiefer served as Vice President, Finance & Investor Relations of the General Partner from 2021 to 2023. Previously, Mr. Kiefer served as Director, Finance & Investor Relations of the General Partner from 2019 to 2021, Manager, Finance of the General Partner from 2015 to 2019 and Financial Analyst of the General Partner from 2013 to 2015. Prior to joining the General Partner, Mr. Kiefer was employed at KPMG in the Economic and Valuation Services practice. Mr. Kiefer received a B.B.A from the University of Texas at Austin. Mr. Kiefer is a CFA charterholder and member of the CFA Institute.

L. Steve Putman. Mr. Putman has served as Senior Vice President, General Counsel, and Secretary of the General Partner since November 2014. Mr. Putman served as Senior Vice President, General Counsel, and Secretary of BSNR from 2013 to 2015. Prior to joining BSMC, Mr. Putman was Managing Director and General Counsel of Quintana Capital Group from 2008 to 2013 and Vice President, General Counsel, and Secretary of Quintana Maritime Limited from 2005 to 2008. He also worked as an associate at Vinson & Elkins L.L.P. from 2001 to 2005 and Mayer Brown LLP from 2000 to 2001. Mr. Putman received a B.A. from the University of Texas at Austin and a J.D. from the University of Chicago. He is licensed to practice law in the states of Texas and Illinois.

Carrie P. Clark. Ms. Clark has served as Senior Vice President, Land & Commercial (formerly Land & Legal) of the General Partner since August 2021. From 2020 until she joined the General Partner, Ms. Clark served as Executive Vice President, Chief Administrative Officer, and General Counsel of University Lands, where she developed and managed legal and land management strategy for over 2.1 million acres of fee lands in Texas to generate oil and gas royalty and surface revenue for the benefit of the University of Texas and Texas A&M University Systems. From 2015 to 2020, Ms. Clark was Senior Vice President, Land and General Counsel of University Lands. From 2014 to 2015, Ms. Clark was Deputy General Counsel at Talos Energy, LLC, now a public exploration and production company focused on the Gulf of Mexico and offshore Mexico. From 2011 to 2015, she served as Vice President, Land & Legal at EnerVest Operating LLC, a private oil and gas operator, where she led a large, diverse team of land and legal professionals in supporting the ownership, operation, and management of EnerVest’s oil and gas assets in North America. Ms. Clark served as Assistant General Counsel and Corporate Secretary for a wholesale generation and transmission electric cooperative from 2008 to 2011. Ms. Clark began her career in land and legal roles at Shell Oil Company. She served on the board of directors of Brigham Minerals Corporation from February 2020 until June 2021. She has a J.D. from the University of Houston Law Center and a B.B.A. in Petroleum Land Management and Finance from Texas Tech University.

Dawn K. Smajstrla. Ms. Smajstrla has served as Vice President and Chief Accounting Officer of the General Partner since September 2015. Prior to joining the General Partner, she was employed at LRR Energy, LP from December 2013 to September 2015 as Vice President, Controller, and Chief Accounting Officer. She also worked at Goodrich Petroleum from 2010 through 2013 as Vice President, Controller, and Principal Accounting Officer. Ms. Smajstrla was employed by Anadarko Petroleum from 2008 to 2010 in financial reporting and corporate audit roles. Prior to joining Anadarko, Ms. Smajstrla worked in various financial reporting and corporate accounting roles for 13 years. Ms. Smajstrla received B.S. and M.B.A. degrees from The University of Houston. Ms. Smajstrla is a Certified Public Accountant.

Carin M. Barth. Ms. Barth has served as a director of the General Partner since March 2015. She has served as President of LB Capital, Inc., a private capital firm she co-founded in 1988, since 2005. She has also served on the boards of directors of Enterprise Products Holdings LLC since 2015; Group 1 Automotive, Inc. since 2017; Fulcrum BioEnergy since 2020; and she has served as a trustee of The Welch Foundation since 2012. She has served as an Operating Partner of Mountain Capital Management, LLC, an energy-focused private-equity firm, since 2022. Ms. Barth served on the boards of directors of BBVA USA Bancshares, Inc. (a subsidiary of BBVA Group) from January 2020 until May 2021; Halcón Resources Corporation from April 2019 to October 2019; Western Refining, Inc., a public crude oil refiner and marketer of refined products, from 2006 to 2016; and the Bill Barrett Corporation, a public oil and natural gas exploration and development company, from 2012 to 2016. From 2007 to 2021, she served as a board member of The Ronald McDonald House of Houston. From 2008 to 2014, she served as a Commissioner to the Department of Public Safety for the State of Texas. She served as a member of the board of regents of Texas Tech University from 1999 to 2005 and was Chairman of the University’s endowment from 2001 to 2005, 2006 to 2010, and was again appointed as Chairman in 2012 to 2018. During 2004 to 2005, Ms. Barth took a leave of absence from LB Capital, Inc., to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development in Washington, D.C. From September 2006 to July 2007, she also served as Interim Senior Vice President of Finance and Administration (CFO) at Texas Southern University.

Except as listed above, Ms. Barth has not served as a director of a publicly traded company or a registered investment company in the past five years. Ms. Barth received a B.S. from the University of Alabama, summa cum laude, and a M.B.A. from the Owen Graduate School of Management at Vanderbilt University.

Ms. Barth’s experience in varied financial matters, including as chief financial officer for several entities, her experience with mergers and acquisitions, her experience in operating a private capital company and her service on numerous public and private company boards are key attributes, among others, that make her well qualified to serve on the Board of the General Partner.

D. Mark DeWalch. Mr. DeWalch has served as director of the General Partner since March 2015. Mr. DeWalch served as director of BSNR from 2009 to 2015. Mr. DeWalch also serves as President of DeWalch Holdings LLC and is co-owner of DeWalch Holdings LLC. Mr. DeWalch served as Executive Vice President and Chief Financial Officer of DeWalch Technologies, Inc. from 1993 to 2022 and was a co-owner of DeWalch Technologies, Inc. from 1995 to 2022. Mr. DeWalch served on the board of directors of DeWalch Technologies, Inc. from 1985 to 2022. Mr. DeWalch began his career in commercial banking in New York with the Irving Trust Company where he served as a lending officer. Mr. DeWalch currently serves on the board of Texas Children’s Hospital. He received M.B.A. and B.B.A. degrees from the University of Texas at Austin.

Mr. DeWalch provides valuable financial expertise to the Board of the General Partner due to his background in commercial banking, as well as a unique operational perspective due to his experience with DeWalch Technologies, Inc.

Jerry V. Kyle, Jr. Mr. Kyle has served as director of the General Partner since March 2015. Mr. Kyle served as director of BSNR from January 2013 to 2015. Mr. Kyle has been a Partner at Orrick, Herrington & Sutcliffe LLP since 2018. From 2002 until 2018, Mr. Kyle was a Partner at Andrews Kurth Kenyon LLP. Mr. Kyle received his J.D. from the University of Texas School of Law in 1990 and his B.A. from The Colorado College in 1984. He is a member of the Texas Bar Foundation and the Austin Bar Association.

Mr. Kyle’s extensive experience as a lawyer practicing in matters related to finance, lending, securities issuance and regulation, and legislative and regulatory affairs qualify him to serve on the Board of the General Partner.

Michael C. Linn. Mr. Linn has served as a director of the General Partner since March 2015. Mr. Linn served as director of BSNR from January 2013 to 2015. Mr. Linn is the founder of Linn Energy LLC and served as a director of Linn Energy LLC from December 2011 to 2017. Prior to such time, he was Executive Chairman of the board of directors of Linn Energy LLC since January 2010 and Chairman and Chief Executive Officer of Linn Energy, LLC from December 2007 to January 2010. Following his retirement as Executive Chairman of the board of directors of Linn Energy LLC in December 2011, Mr. Linn formed MCL Ventures LLC, a private investment vehicle that focuses on purchasing oil and natural gas royalty interests as well as non-operated interests in oil and natural gas wells. Mr. Linn has served as President and CEO of MCL Ventures LLC since 2012. Mr. Linn has also served as a member of the board of directors of Nabors Industries Ltd. since 2012 (where he served as Chairman of its compensation committee from 2012 until 2020 and has served as Chairman of its ESG committee since 2020), a senior advisor to Quantum Energy Partners since 2012 and a member of the board of managers of Cavallo Mineral Partners, LLC and Wireline Holding Company, LLC. Mr. Linn served as a member of the board of directors and Chairman of the conflicts committee of Western Refining GP, LLC from 2013 to 2017, a member of the board of directors of Centrica plc from June 2013 to April 2016, and Chairman of the SHESEC Committee of Centrica plc, and as a member of the board of directors and compensation committee of Jagged Peak Energy from 2017 to 2019. Mr. Linn received his J.D., cum laude, from the University of Baltimore School of Law in 1977 and his B.A. cum laude from Villanova University in 1974.

Mr. Linn’s many years of experience as the Chief Executive Officer of a publicly traded oil and natural gas master limited partnership, as well as his deep industry knowledge and prior public company board experience, make him particularly well suited to serve on the Board of the General Partner.

John H. Longmaid. Mr. Longmaid has served as director of the General Partner since March 2015. Mr. Longmaid served as director of W.T. Carter & Bro., a predecessor to BSMC, then BSNR from 1984 to 2015. He has been the President of John Longmaid Designs, Inc., a Maine corporation since 1982. Mr. Longmaid holds a B.S. degree in physics/environmental science from the University of Puget Sound with additional studies in physical chemistry, advanced math, and engineering. He attended post graduate studies at Washington State University.

Mr. Longmaid brings a wealth of experience to the Board of the General Partner due to his continuous membership on the board of directors of W.T. Carter & Bro., as well as BSNR, where he gained experience overseeing entities in the oil and natural gas industry.

William N. Mathis. Mr. Mathis has served as director of the General Partner since March 2015. Mr. Mathis served as director of BSNR from 2009 to 2015. Since 2001, he has been the managing partner of Conti Street Partners LLC, an investment company in Houston, Texas. He has served on the board of directors of Highland Resources, Inc. since 2004 and the board of directors of The GRB Partnership since 1998 and has been chairman of Australis Aquaculture LLC since 2009. He has also served as managing member of Wellspring Energy Partners, L.P. since 2012. Mr. Mathis served on the board of directors of Wilson Industries Inc. from 1994 to 1998, Paradigm Services LP from 1998 to 2008, and EnTouch Communications from 1999 to 2007. In addition, Mr. Mathis served on the board and executive committee of Davidson College and currently serves on the boards of The Museum of Fine Arts – Houston, The Chinquapin School, The Brown Foundation Inc. of Houston, The Texas Medical Center, and Texas Children’s Hospital. Mr. Mathis is a graduate of Davidson College.

Mr. Mathis’s extensive experience in the oil and natural gas industry as well as extensive director-level corporate governance expertise qualify him to serve on the Board of the General Partner.

William E. Randall. Mr. Randall has served as director of the General Partner since June 2017. Mr. Randall has been a commercial real estate developer since 2001, and owns, manages, and leases retail shopping centers in the greater Houston, Texas area in various single purpose entities not affiliated with the Partnership. Additionally, Mr. Randall is an active manager in family investments, including venture capital, farming and ranching operations, and stock portfolios. Mr. Randall is a retired Navy Captain with over 30 years of service in active and reserve component commands leading troops in combat and peace time operations. Mr. Randall currently serves on the board of trustees of Episcopal High School and the board of directors of Wayne Duddlesten Foundation. Mr. Randall received his B.S. from the United States Naval Academy in 1990 and M.B.A. from Rice Business School in 2001.

Mr. Randall provides valuable investment and acquisition expertise to the Board of the General Partner due to his background in commercial real estate development, as well as a unique perspective due to his service as a Captain in the Naval Reserve.

Alexander D. Stuart. Mr. Stuart has served as director of the General Partner since March 2015. Mr. Stuart served as director of BSNR from 1990 to 2015. He has been the President of North Star Investments, an investment firm responsible for identifying and managing a wide variety of assets, since 2004 and has served as the managing partner of RDS Investments, a limited partnership with extensive holdings in private equity, venture capital, real estate, energy, and publicly traded stocks and bonds since 2005. Mr. Stuart became a trustee of Lake Forest College in 2012 and St. Andrews School in 2009 and serves on the endowment committees for both institutions. Since 2006, Mr. Stuart has been a director of Northwestern Lake Forest Hospital and is also a member of the investment committee for the parent organization, Northwestern Memorial Hospital. Mr. Stuart received his A.B. from Princeton University and his M.B.A. from Harvard Business School.

Mr. Stuart’s investment management experience and experience serving as a director of BSNR qualify him to serve on the Board of the General Partner.

Allison K. Thacker. Ms. Thacker has served as director of the General Partner since March 2015. Ms. Thacker served as director of BSNR from January 2013 to 2015. She joined Rice University in 2011 as Vice President for Investments and Treasurer and President of the Rice Management Company with the responsibility of managing a $8 billion endowment fund. Prior to joining Rice University, Ms. Thacker spent 11 years with RS Investments, a San Francisco-based investment firm specializing in public equities. At RS Investments, Ms. Thacker held roles including portfolio manager, managing director, and research analyst. In the earlier portion of her career, Ms. Thacker served as a summer analyst at Putnam Investments and as a financial analyst in the energy investment banking group at Merrill Lynch & Co. She is currently a member of the KIPP Texas Board and the Houston Ballet board of trustees and serves as an investment committee member for the Houston Endowment. Ms. Thacker is a graduate of Harvard Business School, where she received an M.B.A. She has a B.A. degree in economics with honors from Rice University.

Ms. Thacker brings significant financial expertise to the Board of the General Partner due to her extensive prior experience in investment management as well as her experience as a board member of BSNR.

GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board of the General Partner believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to unitholders. Our Corporate Governance Guidelines cover the following principal subjects:

•	the size of the Board;

•	qualifications and independence standards for the Board;

•	director responsibilities;

•	meetings of the Board and of non-management directors;

•	committee functions and independence of committee members;

•	compensation of the Board;

•	self-evaluation and succession planning;

•	unitholder communications with directors; and

•	access to management and to independent advisors.

The Corporate Governance Guidelines are available on our website at www.blackstoneminerals.com under the “Corporate Governance” subsection of the “Investors” section. The Corporate Governance Guidelines will be reviewed periodically and as necessary by our Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of the General Partner for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. We believe that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership Structure

The Board’s leadership structure does not separate the Chief Executive Officer and Chairman of the Board positions. The Board retains the authority to modify this structure as and when appropriate, and it is possible that the Board may decide to separate the Chief Executive Officer and Chairman of the Board positions in the future.

The Board believes that there is no single, generally accepted approach to providing Board leadership and that each of the possible leadership structures for a board of directors must be considered in the context of the individuals involved and the specific circumstances facing a company as the right leadership structure may vary as circumstances change. The Board currently is of the view that it is in our best interest for the Chief Executive Officer to also serve as the Board’s Chairman. Mr. Carter serves as our Chief Executive Officer as well as Chairman of the Board. As the director most familiar with our business and industry and most capable of effectively identifying strategic priorities, he is best positioned to lead the Board through reviews of key business and strategic issues.

Executive Sessions of Non-Management Directors

The Board of the General Partner holds regular executive sessions in which the non-management directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The director who presides at these meetings, the Lead Director, is elected by the Board and serves for a two-year term. Carin M. Barth currently serves as Lead Director and was elected in 2020. The Lead Director is responsible for preparing an agenda for the meetings of the non- management directors in executive session. Currently, all the non-management directors of the Board are independent under the listing requirements of the NYSE.

Risk Oversight Procedures

The Board of the General Partner, as a whole, oversees our assessment of major risks and the measures taken to manage such risks. For example, the Board:

•	oversees our long-term strategic plans, assesses risks that would cause us to fail to achieve our strategic plans and reviews strategies to mitigate those risks;

•	oversees management of our exposure to commodity prices through regular review of our hedging position and hedging policy;

•	monitors our liquidity profile and our compliance with the financial covenants contained in our borrowing arrangements;

•	oversees environmental, social, and governance (“ESG”) matters;

•	oversees management of our exposure to cybersecurity threats and data breaches;

•	monitors ongoing developments related to the COVID-19 pandemic and its impact on our business; and

•

has established specific dollar limits on the commitment authority of members of management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing and discussing with management our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures as well as the risks associated with our hedging strategy. The Compensation Committee is responsible for reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking. It also reviews and discusses the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk. The Board of the General Partner does not consider its role in oversight of our risk management function to be relevant to its choice of leadership structure.

Director Independence

The Board of the General Partner has determined that Ms. Barth, Mr. DeWalch, Mr. Kyle, Mr. Linn, Mr. Longmaid, Mr. Mathis, Mr. Randall, Mr. Stuart, and Ms. Thacker are independent as defined by the rules of the NYSE.

Committees of the Board

The Board of the General Partner has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Board will appoint a conflicts committee as necessary. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee each have a written charter approved by the Board of the General Partner. Each of these written charters is available on our website at www.blackstoneminerals.com under the “Corporate Governance” subsection of the “Investors” section. Summaries of the functions performed by and the membership of each committee of the Board are set forth below.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Carin M. Barth(1)(2)	Chair
Thomas L. Carter, Jr.
D. Mark DeWalch			X
Jerry V. Kyle, Jr.	X
Michael C. Linn		X
John H. Longmaid		X
William N. Mathis			Chair
William E. Randall	X
Alexander D. Stuart		Chair
Allison K. Thacker			X

(1)	Lead Director
(2)	Financial Expert

Audit Committee

We maintain an audit committee of three members, and all its members meet the independence and experience standards established by the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Barth and Messrs. Kyle and Randall currently sit on the Audit Committee, with Ms. Barth acting as the Committee Chair. The Board of the General Partner has also determined that Ms. Barth qualifies as an “audit committee financial expert,” as such term is defined under Securities and Exchange Commission (“SEC”) rules.

The Audit Committee assists the Board of the General Partner in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) qualifications and independence of our independent registered public accounting firm, and (iv) performance of our internal audit function and independent registered public accounting firm. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm is given unrestricted access to the Audit Committee and our management, as necessary.

Compensation Committee

Because we are a limited partnership, we are not required by the rules of the NYSE to have a compensation committee or a compensation committee composed entirely of independent directors. However, we have opted to maintain a compensation committee, and all of its members meet the independence standards established by the NYSE. Messrs. Linn, Longmaid, and Stuart currently sit on the Compensation Committee, with Mr. Stuart acting as the Committee Chair.

The Compensation Committee reviews and determines the compensation for the executive officers of the General Partner and reviews and makes recommendations to the Board of the General Partner regarding director compensation. The Compensation Committee also administers our incentive compensation and equity-based benefit plans.

The Compensation Committee is delegated all of its authority, as may be required or advisable to fulfill its purposes, by the Board of the General Partner. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with our Chief

Executive Officer when evaluating the performance of, and setting the compensation for, our executive officers other than the Chief Executive Officer.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. In 2022, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“FW Cook”) directly as its independent compensation consultant to assist the Committee with its responsibilities related to our executive officer and director compensation programs. A representative of FW Cook attends Compensation Committee meetings, as requested, and communicates with the Chair of the Compensation Committee between meetings. However, the Compensation Committee makes all decisions regarding the compensation of our executive officers and directors. FW Cook reports directly to the Compensation Committee and all work conducted by FW Cook for us is on behalf of the Compensation Committee.

The Compensation Committee regularly reviews the services provided by its outside consultant and believes that FW Cook is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the Committee noted that during fiscal 2022:

•

FW Cook did not provide any services to us or our management other than services requested by or with the approval of the Compensation Committee; such services were limited to executive officer and director compensation consulting;

•	FW Cook maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	We have been advised by FW Cook that the fees we paid to FW Cook in 2022 were less than 1% of FW Cook’s total consulting income for that period;

•	None of the FW Cook consultants working on our matters had any business or personal relationship with any Compensation Committee members;

•	None of the FW Cook consultants working on our matters had any business or personal relationship with any of our executive officers; and

•	None of the FW Cook consultants working on our matters owns our units.

The Compensation Committee periodically monitors the independence of FW Cook.

Nominating & Governance Committee

Because we are a limited partnership, we are not required by the rules of the NYSE to have a nominating and governance committee or a nominating and governance committee composed entirely of independent directors. However, we have opted to maintain a nominating and governance committee, and all its members meet the independence standards established by the NYSE. Ms. Thacker and Messrs. Mathis and DeWalch currently sit on the Nominating and Governance Committee, with Mr. Mathis acting as the Committee Chair.

The Nominating and Governance Committee identifies individuals qualified to serve on the Board of the General Partner and recommends director nominees for each annual meeting of limited partners or for appointment to fill vacancies, oversees our governance policies, including ESG policies, and oversees the evaluation of the Board and its committees.

Conflicts Committee

At least one independent member of the Board of the General Partner is required, by NYSE rules, to serve on a conflicts committee, as necessary, to review specific matters that the Board believes may involve conflicts of interest. The Conflicts Committee determines if the resolution of the conflict of interest is, in its subjective belief, not adverse to our interest. The members of the Conflicts Committee may not be officers or employees of the General Partner or directors, officers, or employees of its affiliates and must meet the independence standards established by NYSE and the Exchange Act rules to serve on an audit committee of a board of directors, along with the requirements in the Partnership Agreement. Any matters approved by the Conflicts Committee will be conclusively deemed to be approved by us and all our unitholders and not a breach by the General Partner of any duties or contractual obligations it may owe us or our unitholders.

Board and Committee Meeting Attendance

During the 2022 fiscal year, the Board of the General Partner held seven regularly scheduled and special meetings of the full Board; the Audit Committee held eight meetings; the Compensation Committee held five meetings; and the Nominating and Governance Committee held four meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served.

Director Attendance at Annual Meetings of Limited Partners

Directors are encouraged, but not required, to attend the annual meetings of limited partners. All incumbent directors attended the Partnership’s 2022 annual meeting.

Director Nominations

Nominations of persons for election to the Board of the General Partner may be made at an annual meeting of the limited partners or, provided that the Board or unitholders have determined that directors will be elected at such a meeting, a special meeting of the limited partners, in any such case only pursuant to the General Partner’s notice of meeting (or any supplement thereto), (a) by or at the direction of the Board or any committee thereof, or (b) by any unitholder or group of unitholders who (1) is entitled to vote at the meeting, (2) complies with the notice procedures set forth in the Partnership Agreement, and (3) either individually or as a group hold units representing at least 10% of the outstanding units (measured on a fully diluted basis and treating the preferred units on an as-converted basis) both at the time of giving notice of such nomination and at the meeting. In addition, unitholders who intend to solicit proxies in support for director nominees other than the Partnership’s nominees must include the additional information required by Rule 14a-19(b) under the Exchange Act.

The Board of the General Partner believes that all directors must possess a considerable amount of management experience (such as experience as an executive), a solid financial background, and oil and gas related business or investment experience. The Nominating and Governance Committee is responsible for establishing criteria for the selection of new Board members and identifying (after taking into account all factors the Committee considers appropriate), evaluating, and recommending candidates to the Board of the General Partner for prospective Board membership. The Committee also considers matters relating to the retirement of Board members, including term limits or age limits, attendance at Board and committee meetings, conflicts of interest, and other relevant factors. The Nominating and Governance Committee does not have a formal policy with respect to diversity.

Majority Voting Policy

We have adopted a Majority Voting Policy, which provides that any incumbent nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of the General Partner) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly, but in any case, no later than five (5) business days following the certification of the unitholder vote, tender his or her resignation for consideration by the Nominating and Governance Committee.

The Nominating and Governance Committee will promptly consider the tendered resignation and, as soon as reasonably practicable following the date of the Nominating and Governance Committee’s receipt of such resignation, but in any case, no later than 45 calendar days following certification of the unitholder vote, will recommend to the Board of the General Partner whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Withheld Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members, including the underlying reasons why unitholders “withheld” votes for the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Partnership, whether by accepting such resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of us and our unitholders.

The Board of the General Partner will promptly act on the Nominating and Governance Committee’s recommendation, but in any case, no later than 120 days following the certification of the unitholder vote. In consideration of the Nominating and Governance Committee recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors the Board of the General Partner deems relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with or furnished to the SEC.

Any director who, in accordance with the Majority Voting Policy, tenders his or her resignation, will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such director shall remain active and engaged in all other Nominating and Governance Committee and Board activities, deliberations, and decisions during this Nominating and Governance Committee and Board process.

If a majority of the members of the Nominating and Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who are on the Board of the General Partner and who did not receive a Majority Withheld Vote will act as the Board of the General Partner for the purpose of considering the tendered resignations and will decide whether to accept or reject them.

Communication with the Board

A holder of our units or other interested party who wishes to communicate with the directors of the General Partner may do so by sending communications to the Board, any committee of the Board, the Lead Director, the Chairman of the Board, or any other director by telephone at (713) 445-3200, or in writing to 1001 Fannin Street, Suite 2020, Houston, Texas, 77002 by marking the envelope containing each communication as “Unitholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication. Communications will be relayed to the intended recipient of the Board except in instances where it is deemed unnecessary or inappropriate to do so pursuant to our Corporate Governance Guidelines, which are available on our website at www.blackstoneminerals.com in the “Corporate Governance” subsection under the “Investors” section. Any communications withheld under those guidelines will nonetheless be retained and available for any director who wishes to review them.

Code of Ethics

We have a Code of Business Conduct and Ethics that applies to our directors, officers, and employees as well as a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and the other senior financial officers, each as required by NYSE and SEC rules. Each of the foregoing is available on our website at www.blackstoneminerals.com in the “Corporate Governance” subsection of the “Investors” section. We will provide copies, free of charge, of any of the foregoing upon receipt of a written request to Investor Relations at Black Stone Minerals, L.P., 1001 Fannin Street, Suite 2020, Houston, Texas 77002. We intend to disclose amendments to and waivers, if any, from our Code of Business Conduct and Ethics and Financial Code of Ethics, as required, on our website, www.blackstoneminerals.com, promptly following the date of any such amendment or waiver.

Environmental, Social, and Governance Matters

We are committed to maintaining high standards in the stewardship of our assets, our social responsibilities as they relate to our hiring and employment practices, and our governance policies. Our Board has appointed Ms. Barth, Ms. Thacker, and Mr. Linn to an ESG Task Force that will report to our Nominating & Governance Committee. The ESG Task Force will work with management to study the applicability of ESG frameworks to the minerals industry, to refine our ESG policies accordingly, and to recommend and review the publication of meaningful disclosure that is relevant to our investors.

Procedures for Review, Approval, and Ratification of Transactions with Related Persons

Under our Code of Business Conduct and Ethics, a director or officer is expected to bring to the attention of the General Counsel any conflict or potential conflict of interest that may arise between the director or officer or any affiliate of the director or officer, including a member of such person’s immediate family, on the one hand, and us or the General Partner on the other. The resolution of any conflict or potential conflict should, at the discretion of the Board and in light of the circumstances, taking in account the requirements of the NYSE with respect to related party transactions, be determined by a majority of the disinterested directors.

Certain Relationships and Related Party Transactions

We employ Fowler Carter, the son of Mr. Carter, Chairman and Chief Executive Officer of the General Partner, as Director, New Ventures, and he received total compensation from us of approximately $346,000 during the year ended December 31, 2022. We also employ Stephen Fox, the son-in-law of Mr. Carter, as a Senior Landman, and he received total compensation from us of approximately $227,000 during the year ended December 31, 2022. Additionally, in February 2023 we hired Taylor DeWalch, the son of Mr. DeWalch, Director of the General Partner, as Director, Strategy & Asset Development, and he has received total compensation from us of approximately $205,000 as of the date of this Proxy Statement; of that amount, approximately $179,000 is related to one-time expenses, including reimbursement of relocation expense incurred by his previous employer and a signing bonus to replace forfeited short-term incentives at his previous employer.

Insider Trading Policy

We have an insider trading policy, which prohibits directors, officers, employees, and consultants from engaging in hedging or monetization transactions, whether direct or indirect, involving our securities, regardless of whether such persons are in possession of material, non-public information. Transactions involving Partnership-based derivative securities, including options, warrants, unit appreciation rights, convertible notes, or similar rights whose value is derived from the value of an equity security, are also prohibited. This policy does not restrict holding, exercising, or settling awards such as options, restricted units, or other derivative securities granted under a Partnership equity incentive plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the rationale and policies for the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) for our fiscal year ending December 31, 2022 (the “2022 Fiscal Year”). Our Named Executive Officers for the 2022 Fiscal Year were:

Name	Title
Thomas L. Carter, Jr.	Chairman and Chief Executive Officer (1)
Jeffrey P. Wood	President, Chief Financial Officer, and Treasurer (1)
L. Steve Putman	Senior Vice President, General Counsel, and Secretary
Carrie P. Clark	Senior Vice President, Land & Commercial
Dawn K. Smajstrla	Vice President, Chief Accounting Officer

(1) Mr. Wood ceased service as the Company’s President, Chief Financial Officer, and Treasurer of the General Partner effective February 28, 2023. On March 1, 2023, Mr. Carter was appointed President of the General Partner.

This CD&A is intended to provide context for the tabular disclosure provided in the executive compensation tables below and to provide investors with the material information necessary to understanding our executive compensation program. Although this CD&A focuses on the Partnership’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2022 fiscal year to the extent those actions enhance the understanding of the Partnership’s executive compensation disclosure.

Pay and Partnership Performance Alignment

Our CEO’s compensation is directly aligned with the interests of our unitholders. As shown in the table below, our CEO’s reported compensation has historically adjusted at a similar rate as our total unitholder return, but in 2022 did not increase despite a positive total unitholder return for such year.

	Year-Over-Year Change
	FY2020	FY2021	FY2022
Total Unitholder Return	-43%	+67%	+78%
CEO Reported Pay	-58%	+73%	0%

“CEO Reported Pay” includes base salary, short-term incentive bonus actually earned, and the grant date fair value of long-term incentive awards granted in the applicable year, as reported in the summary compensation tables (“SCT”) in the Partnership’s proxy statements.

Compensation Best Practices

We use traditional compensation elements of base salary, annual and long-term incentives, and employee benefits to deliver an attractive and competitive compensation program. We benchmark both compensation and Partnership performance in evaluating the appropriateness of pay. All executive pay programs are administered by an independent Compensation Committee, with the assistance of an independent compensation consultant. The Compensation Committee engages in an annual review of the Partnership’s compensation program, which allows us to adjust our position based on market conditions and our business strategy to provide continual alignment between our compensation philosophy and corporate objectives. Highlights of our executive compensation program include the following:

What We Do	What We Don’t Do
✓ Link annual incentives to the achievement of pre-established performance goals	× Tax gross ups

✓ Emphasize long-term performance	× “Single trigger” change-in-control payments

✓ Provide at least 50% of our long-term compensation in the form of performance-based incentives	× Excessive perquisites

✓ Regularly evaluate the risks of our compensation programs	× Hedging of Partnership units

✓ Maintain an independent Compensation Committee	× Guaranteed minimum bonus payments for executive officers

✓ Engage an independent compensation consultant	× Automatic increases in executive base salary or lock-step changes in compensation based on peer group levels or metrics

✓ Maintain a clawback policy	× Repricing or buyout of underwater options without unitholder approval

✓ Emphasize performance-based, at-risk compensation

✓ Maintain robust unit ownership and retention guidelines

✓ Hold an annual say-on-pay advisory vote

Compensation Strategy (Objectives of our Executive Compensation Program)

We design our executive compensation program to support our strategic goal of paying for performance and to motivate and reward executives for both short-term and long-term performance. The Partnership’s executive compensation program is structured to focus on the following key objectives:

OBJECTIVES	HOW WE MEET OUR OBJECTIVES
Attract and retain high performing talent	• Provide a competitive total compensation package considering base salary, short-term and long-term incentives, and benefits.
Motivate and reward executives

•   Provide a significant portion of each NEO’s total compensation opportunity in the form of variable compensation.

•   Align our executive compensation with short-term and long-term performance of the Partnership.

Address the cyclicality of the oil and gas industry

•   The short-term incentive plan focuses on financial goals to encourage executives to execute on short-term goals that lead to long-term unitholder value.

•   The long-term incentive plan utilizes a combination of performance-based and time-based awards, balancing an emphasis on performance and retention through the business cycles.

Align executive compensation with unitholder interests

•   The Partnership places a large emphasis on at-risk and variable compensation in the form of short and long-term incentives which make up, on a weighted average basis, more than 90% of target total direct compensation for our NEOs who served as executive officers for all of 2022.

Peer Group (Demonstrating the Competitive Market for Pay)

The Compensation Committee utilizes a comparative group of industry companies (the “Peer Group”) to evaluate the competitiveness of our executive compensation program. The Peer Group represents organizations of comparable size and complexity of operations. Further, the Peer Group represents those organizations with which we compete for talent. The Compensation Committee reviews the Peer Group annually to ensure continued appropriateness for benchmarking purposes. For the 2022 Fiscal Year, the Peer Group consisted of companies selected for comparative size, complexity, revenue, EBITDA, and market capitalization.

The Compensation Committee assesses our compensation elements using compiled Peer Group data and national compensation survey data to establish market consensus information (“Competitive Market Data”). The Peer Group used for 2022 compensation benchmarking consisted of the following companies:

Antero Resources Corporation	Denbury Resources Inc.	Northern Oil & Gas
Brigham Minerals	Kimbell Royalty Partners	Permian Resources
Callon Petroleum	Laredo Petroleum, Inc.	PDC Energy, Inc.
Chord Energy	Magnolia Oil & Gas	Range Resources Corporation
Civitas Resources	Matador Resources Company	SM Energy Company

Adjustments are made to our peer group throughout the year in order to reflect certain transactional activities of our peers, such as being merged out of existence or filing for bankruptcy.

Key Components of our Compensation Program and Compensation Mix

Our executive compensation program is a traditional structure that has been customized to align with the Partnership’s business and organizational objectives. We annually evaluate the various components of our compensation program relative to the competitive market. Our compensation and benefit programs for the 2022 Fiscal Year consisted of the following key components, which are described in greater detail below:

•	Base salary;

•	Short-term incentive bonuses;

•	Long-term incentive awards;

•	Severance arrangements; and

•	Broad-based retirement, health, and welfare benefits.

In allocating compensation among the various components, we emphasize performance-based, at-risk compensation while also providing competitive levels of fixed compensation. Long-term incentives constitute the largest portion of total compensation and provide an important connection to common unitholder interests. We do not target a specific percentage for each element of compensation relative to total compensation. We evaluate each element against the competitive market within the parameters of our compensation strategy. Therefore, the relative weighting of each element of our total pay mix may change over time as the competitive market moves or other market conditions change.

The charts below show the target compensation mix for Mr. Carter, our Chief Executive Officer, and the average target compensation mix of the other NEOs for the 2022 Fiscal Year. For this purpose, all incentive awards are included at target levels of performance (and for LTI Performance Units and Aspirational Awards (each, as defined below), multiplying such target units by the closing price of our common units on the grant date).

*

In 2022, our group of NEOs included a vice-president-level executive officer, resulting in a lower at-risk average across our non-CEO NEOs due to lower long-term incentive award values granted to vice presidents.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Base Salary

Each NEO’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on position and responsibility and are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. We review the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, we consider individual and company performance over the course of that year. Base salaries for Messrs. Carter and Wood were reduced in 2020 as part of a broad-based initiative to reduce general and administrative expense and were partially restored in 2021, along with a complete restoration in 2022 to return Mr. Wood’s base salary to his pre-2020 level. The Compensation Committee approved increases to base salaries for Mr. Putman and Ms. Smajstrla for 2022 to align their base salaries closer to the median for their positions compared to the Competitive Market Data. Base Salaries for our NEOs for 2021-2022 are set forth in the table below:

Name	2021 Base Salary	2022 Base Salary
Thomas L. Carter, Jr.	$433,317	$433,317
Jeffrey P. Wood	$358,000	$400,000
L. Steve Putman	$280,000	$300,000
Carrie P. Clark	$300,000	$300,000
Dawn K. Smajstrla	$272,950	$286,598

Short-Term Incentive Bonuses

Our performance-based short-term incentive bonus (“STI Bonus”) granted under the LTIP is based upon our pay-for-performance philosophy. The STI Bonus provides our NEOs with an incentive in the form of an annual bonus to achieve our overall business goals. These awards are payable based on the achievement of annual financial objectives measured against our internal operating plan established at the beginning of each fiscal year. Final payouts are subject to reduction or increase by the Compensation Committee for individual and team performance during the performance period.

Annual STI Bonus targets are measured as a percentage of each NEO’s base salary and are reviewed and confirmed annually by the Compensation Committee. The annual STI Bonus target percentage for Ms. Smajstrla was increased from 50% to 60% to better align her performance-based compensation with that of peers as determined from the Competitive Market Data, but no changes were made to any other NEO’s annual STI Bonus target percentages for the 2022 Fiscal Year. The table below provides STI Bonus targets as a percentage of base salary for each of our NEOs for the 2022 Fiscal Year.

Name	Target STI Bonus (as a % of Base Salary)
Thomas L. Carter, Jr.	120%
Jeffrey P. Wood	100%
L. Steve Putman	100%
Carrie P. Clark	100%
Dawn K. Smajstrla	60%

Payouts can range from 0% to 200% of the established percentage of salary, with a payout of 50% if threshold performance is achieved, 100% if target performance is achieved, and 200% if maximum performance is achieved.

2022 STI Performance Results

The STI Bonuses for the 2022 Fiscal Year were equal to the product of each NEO’s (i) target bonus and (ii) our adjusted EBITDAX Payout Factor, which is based on our adjusted EBITDAX achievement level, but further adjusted as described below. For the 2022 Fiscal Year, the adjusted EBITDAX target established at the beginning of the performance period was $353.9 million.

For purposes of calculating the STI Bonus, adjusted EBITDAX was calculated as the ratio of our actual adjusted EBITDAX for the applicable year to our budgeted adjusted EBITDAX for such year, as adjusted by an Adjusted EBITDAX Payout Factor that emphasizes the effect of under- or over-achievement, with linear interpolations between the target and either the threshold or maximum, as outlined below:

	Below Threshold	Threshold	Target	Maximum
Adjusted EBITDAX Achievement Level (as % of Target)	<70%	70%	100%	≥	130%
Adjusted EBITDAX Payout Factor	0%	50%	100%		200%

Actual adjusted EBITDAX for the 2022 Fiscal Year was $469.1 million. We achieved an adjusted EBITDAX payout factor of 200% of target.

The STI Bonus achievement resulted in payments to participants as reflected below:

Name	Target Bonus Value	Adjusted EBITDAX Payout Factor (1)	Actual Bonus Earned
Thomas L. Carter, Jr.	$519,980	200%	$1,039,961
Jeffrey P. Wood	$400,000	200%	$800,000
L. Steve Putman	$300,000	200%	$600,000
Carrie P. Clark	$300,000	200%	$600,000
Dawn K. Smajstrla	$171,959	200%	$343,918

(1)

For the purpose of calculating the payout factor, our actual adjusted EBITDAX for the 2022 Fiscal Year was calculated, subject to the discretion of the Compensation Committee, by applying additional adjustments to Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation, depletion, and amortization expense, adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains and losses on commodity derivative instruments, non-cash equity-based compensation, and gains or losses on sales of assets, if any. We then adjust Adjusted EBITDA (a) to subtract other income (excluding tax provision), interest and investment income, and change in deferred revenue, (b) to add back exploration expense, and (c) to reverse the effect of actual cash STI and replace with the budgeted amount. Our budgeted adjusted EBITDAX for the 2022 Fiscal Year was the amount approved by the Board of the General Partner in the annual budget for 2022.

Long-Term Incentives

Our long-term incentive program is designed to align the interests of executive officers with unitholders and reward executives for achievement of long-term goals. Long-term incentives play an important role in the retention of executives and provide executives an opportunity to acquire equity ownership in the Partnership. For these reasons, we place more emphasis on long-term incentive compensation than any other compensation element. Long-term equity incentive awards are provided under the Black Stone Minerals, L.P. Long-Term Incentive Plan (“LTIP”).

The Compensation Committee annually reviews and determines the allocation between the long-term incentive vehicles based on Competitive Market Data, as well as input from senior management regarding our key business drivers. For the 2022 Fiscal Year, the long-term incentive program consisted of annual grants of an equal combination of performance-based unit awards and time-based restricted unit awards, along with an additional award based on achievement of an aspirational production target to be measured in the fourth quarter of 2025 (the “Aspirational Awards”). This reflects the Compensation Committee’s goal of aligning the interests of our NEOs with our unitholders. In February 2022, the Compensation Committee approved target annual long-term incentive award increases of 37% and 18% for Mr. Putman and Ms. Smajstrla, respectively, to align their target annual long-term incentive awards with Competitive Market Data.

LTI Performance Units

One-half of the target value of annual long-term incentive awards (excluding the Aspirational Awards) granted to our NEOs for the 2022 Fiscal Year consisted of long-term performance-based phantom units (“LTI Performance Units”) granted under the LTIP. The Compensation Committee grants performance-based awards to drive our performance towards achievement of established goals over a three-year performance period. The performance targets are intended to encourage long-term growth and bolster the health of the Partnership’s assets. The target LTI Performance Units granted to each NEO are reflected in the following table:

Name	Target Annual LTI Performance Units
Thomas L. Carter, Jr.	140,349
Jeffrey P. Wood	100,083
L. Steve Putman	70,892
Carrie P. Clark	35,029
Dawn K. Smajstrla	14,341

The annual grants of LTI Performance Units awarded during the 2022 Fiscal Year are measured based on the average performance percentage attained over the performance period beginning January 1, 2022 and ending December 31, 2024. The percent of these target LTI Performance Units that will become earned upon the attainment of average performance percentage will be determined using linear interpolation in accordance with the following table:

	Below Threshold	Threshold	Target	Maximum
Average Performance (as % of Target)	<70%	70%	100%	≥	130%
LTI Performance Units Earned (as % of Target)	0%	50%	100%		200%

The average performance percentage is determined by finding the mean of the “production performance percentage” and the “reserve performance percentage” for each of the three years in the performance period. The “production performance percentage” reflects the attainment of per-unit production levels as a percentage of the budgeted per-unit production levels (as determined by the Board of the General Partner) for the applicable year. The “reserve performance percentage” reflects the attainment of per-unit proved reserve levels as a percent of the budgeted per-unit proved reserve levels (as determined by the Board) for the applicable year. For the 2022 Fiscal Year, the “reserve performance percentage” was achieved at 107.42% of target and the “production performance percentage” was achieved at 106.05%, resulting in an “average performance percentage” of 106.74% of target; however, the actual performance achieved will not be determined until the completion of the three-year performance period.

LTI Restricted Units

One-half of the target value of annual long-term incentive awards (excluding the Aspirational Awards) granted to our NEOs for the 2022 Fiscal Year consisted of restricted unit awards (“LTI Restricted Units”). The Compensation Committee grants these time-based awards to encourage and promote retention of key employees. The LTI Restricted Units granted to all NEOs on February 2, 2022, vest in one-third increments on each of January 7, 2023, January 7, 2024, and January 7, 2025. The LTI Restricted Units granted to each NEO are reflected in the following table:

Name	Target LTI Restricted Units
Thomas L. Carter, Jr.	140,349
Jeffrey P. Wood	100,083
L. Steve Putman	70,892
Carrie P. Clark	35,029
Dawn K. Smajstrla	14,341

Aspirational Awards

The Aspirational Awards granted to our NEOs for the 2022 Fiscal Year consisted of LTI Performance Units granted under the LTIP and were awarded to the NEOs, along with all other employees, to motivate achievement of aspirational production goals and maximization of per-unit distributable cash flow. Any potential future payouts under these awards, which consist of 100% at-risk LTI Performance Units, are fully contingent upon achieving both a production target, well in excess of our projections, and a Net Debt to EBITDA target for the four-year period ending December 31, 2025. If the threshold performance goal for either metric is not achieved, no LTI Performance

Units will be earned; if the units are earned, they will be settled in equity for the NEOs. The majority of the total award value for the LTI Performance Units was granted to non-NEO employees. The number of LTI Performance Units granted as Aspirational Awards to each NEO are reflected in the following table:

Name	Performance Units
Thomas L. Carter, Jr.	43,290
Jeffrey P. Wood	173,160
L. Steve Putman	129,870
Carrie P. Clark	129,870
Dawn K. Smajstrla	86,580

Settlement of 2020 LTI Performance Units

Vesting and payout of the 2020 LTI Performance Units was assessed by the Compensation Committee in February 2023. The following table summarizes the payouts for the 2020 LTI Performance Units based on production and reserve performance over the three-year period ending December 31, 2022.

Name	Target 2020 LTI Performance Units	Target Grant Date Value	Payout as a % of Target	Earned 2020 LTI Performance Units (1)
Thomas L. Carter, Jr.	103,486	$1,031,755	118.84%	122,983
Jeffrey P. Wood	89,620	$893,511	118.84%	106,504
L. Steve Putman	48,206	$480,614	118.84%	57,288
Dawn K. Smajstrla	12,319	$122,820	118.84%	14,640

(1)

The amounts reported in this column do not include the number of additional common units earned by each NEO with respect to the distribution-equivalent rights granted in tandem with the 2020 LTI Performance Units. In accordance with SEC rules, the number of units vested reported in the “Option Exercises and Units Vested in the 2022 Fiscal Year” table includes all accrued distribution-equivalent rights earned with respect to the 2020 LTI Performance Units.

Post-Employment and Change in Control Benefits

Each of the NEOs other than Ms. Smajstrla is party to a severance agreement that provides for severance payments and benefits upon certain terminations of employment, including enhanced benefits upon certain terminations of employment following a change in control. These severance agreements are intended to provide protections to the NEOs in the event of certain involuntary terminations, and they assist in recruiting and retaining high performing talent. Additionally, these agreements provide us with an opportunity to obtain non-competes and other restrictive covenants, providing protection to the Partnership in the event of the termination of an NEO’s employment. Ms. Smajstrla is not party to a severance agreement because she is a vice-president-level executive officer, unlike the remainder of the NEOs who are Senior Vice Presidents or more senior executives of the Company. For a description of the terms of the severance agreements and arrangements with each of the NEOs, please see the section below entitled “Potential Payments Upon Termination or a Change in Control.”

Other Benefits

We currently maintain a 401(k) Plan, which permits all eligible employees, including the NEOs, to make voluntary pre-tax or after-tax (Roth) contributions to the plan. In addition, we are permitted to make discretionary matching contributions under the plan. In 2022, the Partnership’s matching contribution rate was 100% of the first 5% of eligible compensation deferred by an employee, up to the annual allowable U.S. Internal Revenue Code limits. Matching contributions are subject to a graded vesting schedule, with 33% vested after one year, 66% vested after two years, and 100% vested after the initial three years of employment with us. Following three years of employment, future Partnership matching contributions vest immediately. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

We also provide health and welfare benefits to our NEOs on the same terms as generally offered to our employees. In addition, we reimburse the costs associated with Mr. Carter’s club memberships; however, the aggregate cost of these memberships is less than $10,000 per year. As a result, such club membership reimbursement is not reflected in the “Summary Compensation Table” below.

Actions Taken After the 2022 Fiscal Year

In connection with Mr. Wood’s departure on February 28, 2023, the Company appointed Mr. Carter as President and Mr. Kiefer as Interim Chief Financial Officer and Treasurer, each effective as of March 1, 2023, and also entered into a Separation Agreement with Mr. Wood that provided for payments consistent with his existing severance agreement and award agreements. The Compensation Committee and Board determined that these amounts were appropriate because (a) Mr. Wood’s departure was a qualifying termination under his existing severance agreement and award agreements, and (b) moreover, the payments recognized Mr. Wood’s integral role in the Company’s success as a public company, his support in navigating the Company through difficult times, including the COVID-19 pandemic and the accompanying downturn in the commodity markets, and his contributions to the Company, leaving it in one of the strongest financial positions in its history. For a description of the terms of the Separation Agreement with Mr. Wood, please see the section below entitled “Potential Payments Upon Termination or a Change in Control.”

Say-on-Pay and Say-on-Frequency

Last year, our limited partners overwhelmingly approved, on an advisory basis, the compensation programs for our NEOs. Advisory votes in favor of these programs were cast by over 98% of the votes cast by unitholders at the 2022 Annual Meeting. At our annual meeting held in 2018, our unitholders voted in favor of holding advisory “Say-on-Pay” votes on an annual basis, which was the frequency recommended by the Board of the General Partner. Consistent with this say-on-frequency vote, we hold “Say-on-Pay” votes on an annual basis, as we believe that annual “Say-on-Pay” votes provide the Partnership with more direct and immediate feedback on our compensation disclosures and enables the Board and the Compensation Committee to determine current limited partner sentiment. The Board and the Compensation Committee took the results of the last “Say-on-Pay” vote into account when evaluating the compensation program for our Named Executive Officers in 2022. Based in part on the level of support from our limited partners, the Compensation Committee elected not to make any material changes to the compensation programs for our Named Executive Officers during 2022. We appreciate our limited partners’ continuing annual feedback regarding our NEO pay practices. As discussed in more detail in Proposal 3 below, the Board has recommended that unitholders vote, on a non-binding advisory basis, to approve the 2022 executive compensation program as described below.

Process and Procedures for Determining Executive Compensation

Our executive compensation program is overseen by the Compensation Committee. The Board of the General Partner discusses compensation issues during full board meetings, but the Compensation Committee has ultimate responsibility for making decisions relating to the compensation of our NEOs. Our Compensation Committee comprises three members of the Board, with Alexander D. Stuart serving as the chair and Michael C. Linn and John H. Longmaid serving as members. All members of the Compensation Committee meet the independence standards established by the NYSE. The Compensation Committee Charter provides the Compensation Committee with authority to:

(i)	review, evaluate, and determine the compensation of the CEO annually,

(ii)	evaluate, revise, and approve the compensation of other executive officers,

(iii)	review and approve employment agreements and severance arrangements for the executive officers,

(iv)	review, approve, and administer incentive compensation and equity-based compensation plans and arrangements,

(v)	review and approve all employee benefit plans for the Partnership,

(vi)	evaluate the Partnership’s incentive compensation arrangements for risk-management purposes, and

(vii)	review director compensation and recommend any changes to the Board.

Although the above authority has been delegated to the Compensation Committee pursuant to the Compensation Committee Charter, the Board retains full responsibility with respect to continuing oversight of the Compensation Committee and its actions. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance” subsection of the “Investors” section of our website at www.blackstoneminerals.com.

Our Chief Executive Officer reviews compensation for all our NEOs other than himself and makes compensation recommendations to the Compensation Committee. The Compensation Committee also receives information and advice from its independent compensation consultant as well as from our human resources department and management to assist in compensation determinations. The Compensation Committee typically reviews the components of our executive officer compensation program on an annual basis and approves adjustments as it deems appropriate. The Compensation Committee then evaluates the Chief Executive Officer’s recommendations and conducts its own independent review and evaluation of the Chief Executive Officer’s compensation and makes a final determination with respect to compensation for all NEOs based on several factors, including individual performance, business results, and Competitive Market Data. The Compensation Committee makes all final compensation decisions for our NEOs by exercising its discretion in accepting, modifying, or rejecting any management recommendations.

The Compensation Committee generally approves any changes to base salary levels, bonus opportunities, and other annual compensation components on or before February 28 of each fiscal year, with such changes traditionally becoming effective as of January 1 of such fiscal year.

Role of the Independent Compensation Consultant

The Compensation Committee has engaged FW Cook to serve as its independent compensation consultant. The independent compensation consultant reports to and acts at the direction of the Compensation Committee. FW Cook provides no services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee. At the request of the Compensation Committee, FW Cook has undertaken comprehensive market reviews annually, which have been utilized by the Compensation Committee when making its recommendations for the Partnership’s compensation programs. The Compensation Committee annually reviews FW Cook’s independence under NYSE rules and has determined that FW Cook is independent.

Role of the Executive Officers

Executive compensation decisions are typically made on an annual basis by the Compensation Committee. Our Chief Executive Officer/President, General Counsel, and occasionally other executive officers attend Compensation Committee meetings and assist in the process and provide input regarding the compensation of the NEOs, other than themselves. During executive sessions of the Compensation Committee, the Chief Executive Officer, President, General Counsel, and any other executive officers, as well as FW Cook, are excused. Although the Compensation Committee considers the input from the Chief Executive Officer, President and General Counsel, the Compensation Committee makes all final determinations regarding executive compensation.

OTHER COMPENSATION ITEMS

Tax and Accounting Implications

We account for equity compensation expenses under the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) generally limits the deductibility by a corporation of compensation that exceeds $1,000,000 paid to certain executive officers. Because we are a limited partnership, Section 162(m) generally does not apply to compensation paid to our NEOs for services provided to us. Accordingly, the Compensation Committee does not consider its impact in determining compensation levels. Section 409A of the U.S. Internal Revenue Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Partnership’s intention to design and administer our compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that those arrangements are either exempt from, or satisfy the requirements of, Section 409A.

Clawback Policy

We maintain the Black Stone Minerals, L.P. Incentive Compensation Recoupment Policy (the “Clawback Policy”). In the event of a required restatement of the Partnership’s financial statements due to material non-compliance with any financial reporting requirement, the Clawback Policy provides the Board of the General Partner with authority to require the reimbursement or forfeiture of unvested, performance-based equity granted pursuant to the LTIP.

Unit Ownership and Retention Guidelines

We maintain unit ownership and retention guidelines. These guidelines require officers and non-employee directors to maintain a minimum level of unit ownership equal to the following:

Title	Ownership Guideline
Chief Executive Officer	5x annualized base salary
President or Senior Vice President	3x annualized base salary
Other Named Executive Officers*	1x annualized base salary
Non-Employee Director	5x annual retainer

Officers and non-employee directors must obtain these ownership levels by the latest of (i) May 6, 2020, (ii) within five years of the date of the individual’s appointment as an officer or a non-employee director, or (iii) within five years of the date of the individual’s promotion to a higher position listed on the table above. Until such unit ownership is achieved, we encourage officers and non-employee directors to retain at least 50% of the “net” units obtained through awards granted pursuant to the LTIP. The Compensation Committee reviews current unit ownership annually. As of December 31, 2022, all our current officers and non-employee directors subject to these guidelines were in compliance with the applicable requirements of our unit ownership guidelines. However, such compliance is subject to the Partnership’s unit price performance and is thus subject to change.

Risk Assessment

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Management reviews the risks arising from our compensation policies and practices. The management team reviewed and discussed the design features, characteristics, performance metrics at the Partnership and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and they are substantially identical between our business divisions. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market.

•

Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures, and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of long-term incentive performance units and long-term incentive restricted units.

•

Awarding our long-term incentive compensation in the form of units ties compensation to unit price performance over multiple-year periods, with equity-based awards generally vesting over three years. This minimizes the benefit of a temporary spike in unit price.

•	The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our unitholders.

•

Executive officers are subject to certain ownership requirements, as described above, and our insider trading policy, which prohibits executive officers from engaging in short-term or speculative trading of common units in the Partnership.

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is comprised of long-term incentives in the form of long-term restricted unit awards subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our annual performance-based incentives, assuming achievement of at least a threshold level of performance, payouts result in some compensation at levels below full target achievement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis with management. Based upon such review, the related discussion with management and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of the General Partner that our Compensation Discussion and Analysis be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022 and in this Proxy Statement.

COMPENSATION COMMITTEE:

Alexander D. Stuart, Chair

Michael C. Linn

John H. Longmaid

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides information concerning the annual compensation of our Named Executive Officers for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Unit Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas L. Carter, Jr.	2022	$433,317		$—	$3,365,570	$1,039,961	$15,250	$4,854,098
(Chairman and Chief Executive Officer	2021	$433,317		$—	$3,365,562	$1,039,961	$14,500	$4,853,340
	2020	$332,096		$34,450	$2,063,510	$364,065	$14,250	$2,808,371
Jeffrey P. Wood	2022	$400,000		$—	$2,399,990	$800,000	$15,250	$3,615,240
(President, Chief Financial Officer and Treasurer	2021	$358,000		$—	$2,352,052	$716,000	$14,500	$3,440,552
	2020	$340,000		$29,391	$1,787,022	$310,609	$14,250	$2,481,272
L. Steve Putman	2022	$300,000		$—	$1,699,990	$600,000	$15,000	$2,614,990
(Senior Vice President, General Counsel, and Secretary	2021	$280,000		$—	$1,237,599	$560,000	$14,000	$2,091,599
	2020	$280,000		$24,205	$961,228	$255,795	$14,000	$1,535,228
Carrie P. Clark	2022	$300,000		$—	$839,996	$600,000	$14,610	$1,754,606
(Senior Vice President Land & Commercial)	2021	$125,000		$—	$349,808	$249,863	$6,088	$730,758
Dawn K. Smajstrla	2022	$286,598		$—	$343,898	$343,918	$14,330	$988,744
(Vice President and Chief Accounting Officer	2021	$272,950	$		$272,943	$272,950	$13,648	$832,491
	2020	$272,950		$11,798	$245,640	$124,677	$13,648	$668,713

(1)	Amounts include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred by our NEOs under the 401(k) Plan or otherwise paid in another year.

(2)

Amounts for 2020, 2021 and 2022 reflect the grant date fair value of LTI Restricted Units and LTI Performance Units (and for 2022, Aspirational Awards) granted in 2020, 2021 and 2022, respectively, computed in accordance with FASB ASC Topic 718 and disregarding any potential forfeitures. The grant date fair value for the LTI Performance Units and Aspirational Awards granted in 2022 is based upon the “probable outcome” of vesting for accounting purposes and, for the Aspirational Awards, resulted in a $0 grant date fair value. See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2022 for additional detail regarding assumptions underlying the value of these equity awards. If the maximum level of performance for the annual LTI Performance Units granted in 2022 was achieved, then the value of such award granted to Messrs. Carter, Wood and Putman and Ms. Clark and Ms. Smajstrla would be $3,365,569, $2,399,990, $1,699,990, $839,995, and $343,897, respectively. The Aspirational Awards granted in 2022 do not have a threshold or maximum level of performance associated with such awards, as such awards will either become vested or not based upon achievement of target performance targets, but, if these performance targets had been achieved as of the date of grant, then the value of such award granted to Messrs. Carter, Wood and Putman and Ms. Clark and Ms. Smajstrla, respectively, would be $500,000, $1,999,998, $1,499,999, $1,499,999 and $999,999, respectively.

(3)	Amounts reflect STI Bonus awards earned by each NEO in 2020, 2021 and 2022 pursuant to the Partnership’s achievement of objective performance metrics.

(4)	Amounts reported in the “All Other Compensation” column include matching contributions to each NEO’s 401(k) Plan account.

Grants of Plan-Based Awards for the 2022 Fiscal Year

The following table includes information about awards granted to our NEOs during 2022, including 2022 STI Bonus awards, LTI Performance Unit awards, Aspirational Awards, and LTI Restricted Unit awards.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas L. Carter, Jr.		259,990	519,980	1,039,961
	2/2/2022				70,174	140,349	280,698		1,682,785
	2/18/2022					43,290			—
	2/2/2022							140,349	1,682,785
Jeffrey P. Wood		200,000	400,000	800,000
	2/2/2022				50,041	100,083	200,166		1,199,995
	2/18/2022					173,160			—
	2/2/2022							100,083	1,199,995
L. Steve Putman		150,000	300,000	600,000
	2/2/2022				35,446	70,892	141,784		849,995
	2/18/2022					129,870			—
	2/2/2022							70,892	849,995
Carrie P. Clark		150,000	300,000	600,000
	2/2/2022				17,514	35,029	70,058		419,998
	2/18/2022					129,870			—
	2/2/2022							35,029	419,998
Dawn K. Smajstrla		85,979	171,959	343,918
	2/2/2022				7,170	14,341	26,682		171,949
	2/18/2022					86,580			—
	2/2/2022							14,341	171,949

(1)

Amounts in these columns represent the threshold, target, and maximum possible payouts for STI Bonus awards. The actual value of bonuses paid to our NEOs for 2022 under this program can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)

Amounts in these columns represent (a) the number of annual LTI Performance Units granted on February 2, 2022, that would vest upon the achievement of a threshold, target, or maximum level of performance and (b) the number Aspirational Awards granted on February 18, 2022, that will vest (or not) based upon achievement of certain performance goals. The actual number of LTI Performance Units granted on February 2, 2022 that will vest will not be determinable until the close of the three-year performance period ending on December 31, 2024 and will depend on per unit production levels and reserve amounts over that period, and the determination as to whether the Aspirational Awards granted on February 18, 2022 will vest will not be determinable until the close of the four-year performance period ending December 31, 2025 and will depend on production levels and EBITDAX goals over that period. For the avoidance of doubt, the Aspirational Awards granted on February 18, 2022, do not have threshold or maximum values and will either vest or not based upon achievement of threshold performance goals. See “Compensation Discussion and Analysis—Elements of the Executive Compensation Program—Long-Term Incentives—LTI Performance Units” for more information regarding the annual LTI Performance Units and “Compensation Discussion and Analysis—Elements of the Executive Compensation Program—Long-Term Incentives—Aspirational Awards” for more information regarding the Aspirational Awards.

(3)

This column includes the number of LTI Restricted Units granted to our NEOs during 2022. See “Compensation Discussion and Analysis—Elements of the Executive Compensation Program—Long-Term Incentives—LTI Restricted Units” for more information regarding these LTI Restricted Units.

(4)

The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, and for the LTI Performance Units and Aspirational Awards, is based upon probable outcome (which, for the Aspirational Awards, resulted in a $0 grant date fair value). Please see Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2022, for additional detail regarding assumptions underlying the value of these equity awards.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reflects information regarding outstanding unvested common units held by our NEOs as of December 31, 2022.

Name	Unit Awards
	Number of Units that Have Not Vested (#)(1)	Market Value of Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($) (2)
Thomas L. Carter, Jr.
2021 LTI Performance Units			366,220(6)	$6,178,131
2022 LTI Performance Units			280,698(7)	$4,735,375
2022 Aspirational Awards			43,290(8)	$730,302

2020 LTI Restricted Units	34,496(3)	$581,948
2021 LTI Restricted Units	122,074(4)	$2,059,388
2022 LTI Restricted Units	140,349(5)	$2,367,688
Jeffrey P. Wood
2021 LTI Performance Units			255,936(6)	$4,317,640
2022 LTI Performance Units			200,166(7)	$3,376,800
2022 Aspirational Awards			173,160(8)	$2,921,209

2020 LTI Restricted Units	29,874(3)	$503,974
2021 LTI Restricted Units	85,312(4)	$1,439,213
2022 LTI Restricted Units	100,083(5)	$1,688,400
L. Steve Putman
2021 LTI Performance Units			134,668(6)	$2,271,849
2022 LTI Performance Units			141,784(7)	$2,391,896
2022 Aspirational Awards			129,870(8)	$2,190,907

2020 LTI Restricted Units	16,069(3)	$271,084
2021 LTI Restricted Units	44,890(4)	$757,294
2022 LTI Restricted Units	70,892(5)	$1,195,948
Carrie P. Clark
2021 LTI Performance Units			32,510(6)	$548,444
2022 LTI Performance Units			70,058(7)	$1,181,878
2022 Aspirational Awards			129,870(8)	$2,190,907

2021 LTI Restricted Units	10,837(4)	$182,820
2022 LTI Restricted Units	35,029(5)	$590,939
Dawn K. Smajstrla
2021 LTI Performance Units			29,700(6)	$501,039
2022 LTI Performance Units			28,682(7)	$483,865
2022 Aspirational Awards			86,580(8)	$1,460,605

2020 LTI Restricted Units	4,107(3)	$69,285
2021 LTI Restricted Units	9,900(4)	$167,013
2022 LTI Restricted Units	14,341(5)	$241,933

(1)	The equity awards disclosed in this Outstanding Equity Awards at 2022 Fiscal Year-End table are denominated in common units.

(2)	Reflects the market value of our common units underlying each NEO’s equity awards, computed based on the closing price of our common units on December 30, 2022, which was $16.87 per common unit.

(3)	Each NEO’s outstanding 2020 LTI Restricted Units vested on January 7, 2023.

(4)

One half of each NEO’s outstanding 2021 LTI Restricted Units vested on January 7, 2023, and the remainder of each NEO’s outstanding 2021 LTI Restricted Units will vest on January 7, 2024, so long as the NEO remains employed by the General Partner or one of its affiliates on such dates.

(5)

One third of each NEO’s outstanding 2022 LTI Restricted Units vested on January 7, 2023, and the remainder of each NEO’s outstanding 2022 LTI Restricted Units will vest ratably on each of January 7, 2024 and January 7, 2025, so long as the NEO remains employed by the General Partner or one of its affiliates on such date.

(6)

Each NEO’s outstanding 2021 LTI Performance Units will become earned over the three-year performance period ending December 31, 2023 depending on the level of achievement of the applicable performance conditions and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date. In accordance with SEC rules, the number of units reported in this column assumes that our production and reserve percentages for the performance period are achieved at the maximum level, which may not be representative of the actual payouts that will occur upon the settlement of these 2021 LTI Performance Units, as such actual payouts may be significantly less.

(7)

Each NEO’s outstanding 2022 LTI Performance Units will become earned over the three-year performance period ending December 31, 2024 depending on the level of achievement of the applicable performance conditions and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date. In accordance with SEC rules, the number of units reported in this column assumes that our production and reserve percentages for the performance period are achieved at the maximum level, which may not be representative of the actual payouts that will occur upon the settlement of these 2022 LTI Performance Units, as such actual payouts may be significantly less.

(8)

Each NEO’s outstanding Aspirational Awards granted in 2022 will become earned over the four-year performance period ending December 31, 2025 if certain performance conditions are met and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date. In accordance with SEC rules, despite the fact that achievement of the applicable performance goals was not probable as of December 31, 2022, the number of units reported in this column assumes that the applicable production and EBITDAX goals are achieved, which may not occur. If the applicable performance conditions are not met, none of the Aspirational Awards granted in 2022 will become earned.

Option Exercises and Units Vested in the 2022 Fiscal Year

The following table provides information, on an aggregate basis, about the NEOs’ awards that vested during the fiscal year ended December 31, 2022. None of our NEOs hold any stock option awards.

Name	Units Awards
	Number of Units Acquired on Vesting (#) (1)	Value Realized on Vesting ($)(2)
Thomas L. Carter, Jr.	291,120	$3,768,904
Jeffrey P. Wood	223,622	$2,945,667
L. Steve Putman	119,785	$1,578,877
Carrie P. Clark	5,418	$60,519
Dawn K. Smajstrla	28,698	$426,400

(1)

This column reflects the number of LTI Restricted Units and 2020 LTI Performance Units (including any accrued distribution-equivalent rights earned with respect to such 2020 LTI Performance Units as of December 31, 2022) held by each NEO that vested during 2022.

(2)

The amounts reported in this column equal the number of common units vested multiplied by the closing price of our common units on the applicable vesting date, or, if the vesting date was not a trading day, the last trading day immediately prior to such date.

Pension Benefits and Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination or a Change in Control

Each of our NEOs may be entitled to certain severance and other benefits upon a termination of employment under the terms of their respective award agreements and severance agreements, as described in further detail below. The description of the relevant terms of such award agreements and severance agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements and severance agreements previously filed.

Severance Agreements

Messrs. Carter and Putman entered into severance agreements with an affiliate of the General Partner in connection with the IPO, and Mr. Wood and Ms. Clark each entered into similar severance agreements in connection with their respective commencement of employment, that, among other things, provides for the payment of cash severance payments and benefits in the event the NEO’s employment is terminated under certain circumstances. Ms. Smajstrla is not party to a severance agreement.

Each applicable NEO’s severance agreement provides that if the NEO experiences a “qualifying termination,” then so long as the NEO executes (and does not revoke within any time provided to do so) a release in a form satisfactory to us within the applicable time period specified in the severance agreement, the NEO will receive the following severance payments and benefits: (a) a lump sum cash severance payment equal to the sum of: (i) an amount equal to 1.0 (or, in the case of Mr. Carter, 2.0) times the sum of the NEO’s annualized base salary and target annual bonus as in effect on the date of such termination (or, if such termination occurs within 24 months following a “change in control,” an amount equal to 2.0 (or, in the case of Mr. Carter, 3.0) times the sum of the NEO’s annualized base salary and target annual bonus as in effect on the date of such termination); (ii) a pro rata portion of the NEO’s target bonus for the calendar year that includes the date of such termination; and (iii) any earned but unpaid bonus for the calendar year preceding the calendar year that includes the date of such termination; and (b) monthly cash reimbursement for the amount the NEO pays for continuation coverage under our affiliates’ group health plans for up to 12 months following such termination (or, if such termination occurs within 24 months following a change in control, for up to 24 months following such termination).

Under each severance agreement:

•

“cause” generally means a determination by two-thirds of the Board that the applicable NEO has: (a) willfully and continually failed to substantially perform the officer’s duties; (b) willfully engaged in conduct that is demonstrably and materially injurious to us or any of our affiliates; (c) been convicted of, or has plead guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (d) committed an act of fraud, or material embezzlement or material theft; or (e) materially breached any of the officer’s obligations under the severance agreement or any other written agreement entered into between the officer and us or any of our affiliates;

•

“good reason” generally means the occurrence of any of the following events without the applicable NEO’s written consent: (a) a reduction in the officer’s total compensation other than a general reduction in compensation that affects all similarly situated employees in substantially the same proportions; (b) a relocation of the officer’s principal place of employment by more than 50 miles; (c) a material breach by us or any of our affiliates of the severance agreement or any other written agreement with the officer; (d) a material, adverse change in the officer’s title, authority, duties or responsibilities; (e) a material adverse change in the reporting structure applicable to the officer; (f) following a change in control, the failure to continue (or the taking of any action that adversely affects the officer’s participation in) any benefit plan or compensation arrangement in which the officer was participating immediately prior to such change in control; or (g) in the case of Mr. Carter, the General Partner’s failure to nominate Mr. Carter for election to the Board and to use its best efforts to have Mr. Carter elected and re-elected, as applicable;

•

“change in control” generally means (a) the acquisition of beneficial ownership of more than 50% of our common units and subordinated units; (b) the complete liquidation of the partnership; (c) the sale of all or substantially all of our assets to any person other than one of our affiliates; (d) the occurrence of a transaction resulting in the General Partner or one of its affiliates ceasing to be our sole general partner; (e) the failure of the individuals who constitute the “incumbent board” of the General Partner to constitute at least a majority of the Board; or (f) the occurrence of a transaction resulting in us ceasing to own, directly or indirectly, 100% of the outstanding equity interests of the General Partner; and

•	“qualifying termination” generally means a termination without “cause” (other than a termination due to death or disability) or the NEO’s resignation for “good reason.”

The severance agreements also contain certain restrictive covenants pursuant to which our NEOs recognize an obligation to comply with, among other things, certain confidentiality covenants and covenants not to compete in a defined market area with us or any of our affiliates or solicit any of our affiliates’ employees, in each case, during the term of the agreement and for a period of one year (or, in the case of Mr. Carter, two years) thereafter.

Smajstrla STI Bonus Award Letter

Ms. Smajstrla’s 2022 STI Bonus award letter provides that upon her termination of employment prior to December 31, 2022 without “cause,” due to her death or “disability,” or due to “good reason,” then so long as she executes (and does not revoke within any time provided to do so) a release in a form satisfactory to us within the applicable time period specified in the STI Bonus award letter she (or her estate, as applicable) shall receive a pro rata STI Bonus for the year of termination assuming achievement of target performance. Ms. Smajstrla’s STI Bonus award letter specifies that she must only remain employed through December 31, 2022, to receive her STI Bonus for the 2022 fiscal year. Therefore, upon her termination for any reason upon December 31, 2022, she shall be eligible to receive an STI Bonus based on actual performance. Because Ms. Smajstrla is not party to a severance agreement, she is not entitled to any other cash severance payments or benefits.

Under Ms. Smajstrla’s STI Bonus award letter:

•	“cause” generally has the same meaning given to such term in the severance agreements, as described above;

•

“disability” generally means Ms. Smajstrla’s incapacity, due to accident, sickness or another circumstance that renders her unable to perform the essential functions of her job, after accounting for reasonable accommodation, for a period of at least 90 consecutive days or 120 days in any 12-month period, whether or not consecutive; and

•

“good reason” generally means the occurrence of any of the following events without Ms. Smajstrla’s written consent: (a) a reduction in her total compensation other than a general reduction in compensation that affects all similarly situated employees in substantially the same proportions; (b) a relocation of her principal place of employment by more than 50 miles; (c) a material breach by us or any of our affiliates of the STI Bonus award letter; (d) a material, adverse change in her title, authority, duties or responsibilities; (e) a material adverse change in the reporting structure applicable to Ms. Smajstrla; or (f) following a change in control, the failure to continue (or the taking of any action that adversely affects her participation in) any benefit plan or compensation arrangement in which she was participating immediately prior to such change in control.

LTI Award Agreements

Under each NEO’s LTI Performance Unit award agreements, if the NEO experiences a “qualifying termination” that is not within 24 months following a “change of control,” subject to the NEO’s execution and non-revocation of a release, the performance period shall be deemed to have ended as of the date of such termination and a pro rata portion of the NEO’s performance units will become earned based on actual performance through the date of such termination. If a NEO’s employment is terminated as a result of the NEO’s death or “disability” or if the “qualifying termination” occurs within 24 months following a “change of control,” the NEO’s performance units will become earned based on actual performance through the date of such termination and assuming target performance for the remainder of the performance period. In each case, the NEO will also be entitled to receive additional common units equal to the value of the cumulative amount of cash distributions that would have been paid to the NEO by us in respect of a common unit if the NEO had held a common unit during the period commencing on the date of grant of the performance units and ending on the date of termination of the NEO’s employment.

Under each NEO’s LTI Restricted Unit award agreements, if the NEO experiences a “qualifying termination,” subject to the NEO’s execution and non-revocation of a release, a pro rata portion of the NEO’s unvested common units will become vested as of such termination, so long as the NEO has remained continuously employed between the date of grant through the date of such termination of employment; provided that if such termination of employment occurs within 24 months following a “change of control” or such termination occurs as a result of the NEO’s “disability” or death, all of the NEO’s unvested common units will become vested as of such termination.

Under each NEO’s Aspirational Award agreement, if the NEO experiences a “qualifying termination” or if the NEO’s employment is terminated as a result of the NEO’s “disability” or death, subject to the NEO’s execution and non-revocation of a release, a pro rata portion of the LTI Performance Units subject to the Aspirational Award shall remain outstanding and eligible to vest if the applicable performance goals are achieved as of the end of the performance period.

For purposes of the LTI award agreements for both the performance units and the restricted units described above, “change of control,” “disability” and “qualifying termination” generally have the same meanings provided above under the severance agreements.

The table below discloses the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, including, but not limited to, in connection with a change in control, assuming the termination occurred on December 31, 2022.

Name	Termination without Cause or Resignation for Good Reason without a Change in Control	Termination without Cause or Resignation for Good Reason within 24 months following a Change In Control	Death or Disability
Thomas L. Carter, Jr.
Cash Severance (1)	$2,426,574	$3,379,871	$—
Equity Acceleration (2)	$6,083,980	$11,416,638	$11,416,638
DER True Up Payment Value (3)	$466,016	$756,398	$756,398
Continued Medical Coverage (4)	$22,390	$44,779	$—
TOTAL	$8,998,960	$15,597,686	$12,173,036
Jeffrey P. Wood
Cash Severance (1)	$1,200,000	$2,000,000	$—
Equity Acceleration (2)	$4,910,874	$8,685,401	$8,685,401
DER True Up Payment Value (3)	$326,931	$531,928	$531,928
Continued Medical Coverage (4)	$37,669	$75,339	$—
TOTAL	$6,475,474	$11,292,668	$9,217,329
L. Steve Putman
Cash Severance (1)	$900,000	$1,500,000	$—
Equity Acceleration (2)	$2,956,721	$5,360,409	$5,360,409
DER True Up Payment Value (3)	$183,452	$310,063	$310,063
Continued Medical Coverage (4)	$37,669	$75,339	$—
TOTAL	$4,077,842	$7,245,811	$5,670,472
Carrie P. Clark
Cash Severance (1)	$900,000	$1,500,000	$—
Equity Acceleration (2)	$1,149,825	$2,227,633	$2,227,633
DER True Up Payment Value (3)	$42,235	$97,694	$97,694
Continued Medical Coverage (4)	$37,669	$75,339	$—
TOTAL	$2,129,730	$3,900,666	$2,325,327
Dawn K. Smajstrla
Cash Severance (1)	$171,959	$171,959	$171,959
Equity Acceleration (2)	$864,503	$1,365,137	$1,365,137
DER True Up Payment Value (3)	$39,650	$66,240	$66,240
TOTAL	$1,076,112	$1,603,336	$1,603,336

(1)

For Messrs. Carter, Wood and Putman and Ms. Clark, the amounts reported in this row are equal to the product of (i) the applicable multiplier and (ii) the sum of the NEO’s base salary at the time of termination and target STI Bonus at the time of termination, together with a pro rata target STI Bonus for the year of the termination and paid in a lump-sum, as described in the narrative above. For Ms. Smajstrla, the amounts reported in this row are equal to her pro rata target STI Bonus for the year of the termination, paid in a lump sum, as described in the narrative above. Assuming a December 31, 2022 termination of employment, the pro rata target STI Bonus is equal to the full target STI Bonus for 2022.

(2)

The amounts reported in this row were calculated by multiplying the number of LTI Performance Units, LTI Restricted Units, and Aspirational Awards that would accelerate under the applicable termination scenario by $16.87, the closing price of our common units on December 30, 2022. For purposes of this table, actual performance as of December 30, 2022 was used in the applicable formulas as described above under “—LTI Award Agreements” to calculate the value of the 2021 and 2022 LTI Performance Units that would accelerate and become vested upon certain terminations of employment. Any actual payout received will be determined by the Compensation Committee at the time the NEO actually terminates in accordance with the terms of the applicable agreement. Further, for purposes of this table, the value of a pro rata number of LTI Performance Units subject to the Aspirational Awards has been included, but such LTI Performance Units would not become vested upon an NEO’s termination of employment and would instead remain outstanding and become vested if the applicable performance goals are met as of the end of the performance period. In addition to the amounts disclosed above, upon a termination of employment on December 31, 2022, the NEOs would have been entitled to receive the 2020 LTI Performance Units that vested on such date (including any accrued distribution-equivalent rights earned with respect to such 2020 LTI Performance Units as of such date) but were not settled until February 22, 2023, the number and value of which is included in the “Option Exercises and Units Vested in the 2022 Fiscal Year” table above but is also set forth below for clarity.

Name	Number of Units Acquired on Vesting of the 2020 LTI Performance Units (#)	Value Realized on Vesting ($) (a)
Thomas L. Carter, Jr.	144,877	$2,444,075
Jeffrey P. Wood	125,464	$2,116,578
L. Steve Putman	67,486	$1,138,489
Carrie P. Clark	—	—
Dawn K. Smajstrla	17,246	$290,940

(a)

The amounts reported in this column equal the number of 2020 LTI Performance Units (including any accrued distribution-equivalent rights earned with respect to such 2020 LTI Performance Units as of December 31, 2022) that vested on December 31, 2022, multiplied by $16.87, the closing price of our common units on December 30, 2022.

(3)

The amounts reported in this row are calculated based on the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of LTI Performance Units which would accelerate upon the applicable termination scenario. For the avoidance of doubt, no such distributions would be made with respect to the Aspirational Awards.

(4)

The continued medical coverage amount is based on 2022 premiums and each NEO’s elected coverage for medical, dental, and vision insurance, which is assumed for purposes of this table to remain the same for 12 months and 24 months, as applicable.

Actions Taken Following December 31, 2022

Wood Separation Agreement

Mr. Wood ceased service as our President, Chief Financial Officer, and Treasurer as of February 28, 2023. On March 2, 2023, Black Stone Natural Resources Management Company (the “Employer”) and the General Partner entered into a Separation Agreement and General Release of Claims (the “Wood Separation Agreement”) with Mr. Wood, substantially consistent with his existing severance agreement.

Pursuant to the Wood Separation Agreement, Mr. Wood has received or will receive the following consideration in accordance with the terms of his severance agreement with the Employer and the applicable equity award agreements with the General Partner, contingent upon his continued compliance with the terms and conditions of his separation agreement:

•	A lump sum cash payment of $864,658;
•	For a period of up to 12 months, (or until Mr. Wood is eligible to be covered under another employer’s group health plan), reimbursement for the cost of COBRA continuation coverage;
•	Accelerated vesting of 8,363 LTI Restricted Units, which represents a pro-rated portion of Mr. Wood’s then-outstanding LTI Restricted Units;
•	Accelerated vesting of 166,827 LTI Performance Units, which represents a pro-rated portion of Mr. Wood’s then-outstanding LTI Performance Units based on actual performance as of February 28, 2023;

•

Settlement of 29,516 common units, calculated based upon the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of LTI Performance Units that accelerated in connection with Mr. Wood’s termination of employment; and

•	Satisfaction of the service requirement with respect to 45,988 LTI Performance Units subject to the Aspirational Award granted to Mr. Wood in 2022.

Mr. Wood remains subject to the confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in his severance agreement; however, the non-competition covenant has been modified to limit certain restrictions so that those restrictions only prohibit affiliation with certain entities.

The table below quantifies the value of the payments and benefits received or to be received by Mr. Wood pursuant to the Wood Separation Agreement.

Type of Benefits	Severance Payments ($)
Cash Severance	$864,658
Equity Acceleration (1)	$3,280,070
DER True Up Payment Value (2)	$437,722
Continued Medical Coverage (3)	$37,669
TOTAL	$4,620,119

(1)

The amount reported in this row is calculated by multiplying the number of LTI Performance Units and LTI Restricted Units that accelerated and became vested and the number of Aspirational Performance Awards for which the service requirement was met, in each case, in connection with Mr. Wood’s termination of employment, by $14.83, the closing price of our common units on March 9, 2023 (the date on which Mr. Wood’s release revocation period ended and treatment of such equity awards was triggered pursuant to the Wood Separation Agreement). For purposes of this table, it is assumed that the performance goal applicable to the Aspirational Awards granted to Mr. Wood in 2022 for which the service requirement was deemed satisfied will be met and such award will become vested at the end of the performance period. Any actual payout with respect to such award will be determined by the Compensation Committee at the end of the applicable performance period and may vary significantly from the amount reported herein.

(2)

The amount reported in this row is calculated based on the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of LTI Performance Units which accelerated. For the avoidance of doubt, Mr. Wood is not entitled to receipt of any distributions in connection with his 2022 Aspirational Award.

(3)

The COBRA reimbursement amount is based on the premium in effect on February 28, 2023 and Mr. Wood’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the 12-month period for which the COBRA reimbursement would be available.

DIRECTOR COMPENSATION

Officers or employees of the General Partner or any of its affiliates who also serve as directors of the General Partner will not receive additional compensation for such service. Each director of the General Partner who is not an officer or employee of the General Partner or any of its affiliates receives the following cash compensation:

•	an annual base retainer fee of $75,000 per year;

•	an additional retainer of $25,000 per year if such director serves as the Lead Director;

•	an additional retainer of $20,000 per year if such director serves as the chair of the Audit Committee;

•	an additional retainer of $15,000 per year if such director serves as the chair of the Compensation Committee; and

•	an additional retainer of $10,000 per year if such director serves as the chair of any other committee, including the Nominating and Governance Committee.

In addition to cash compensation, our non-employee directors receive annual equity-based compensation under the LTIP consisting of fully vested common units. Annual equity-based compensation is paid to our non-employee directors in a lump sum in arrears and is proportionately adjusted for partial years of service. Historically, such awards have had an aggregate grant date fair value equal to approximately $175,000. However, in light of market conditions, the grant date fair value of the compensation awards granted to our non-employee directors in January 2022 for service during the 2021 calendar year included a grant date fair value of approximately $159,500 , reflecting both a 32% reduction to the portion of the awards granted for service rendered from January 1, 2021 to June 30, 2021 (such that such portion of the awards reflects a pro-rata portion of approximately a $119,000 grant date fair value) and a 15% increase to the portion of the awards granted for service rendered from July 1, 2021 to December 31, 2021 (such that such portion of the awards reflects a pro-rata portion of approximately a $200,000 grant date fair value). Beginning in 2023 (for services rendered in 2022), it is the Company’s intent to grant our non-employee directors annual equity-based compensation under the LTIP consisting of fully vested common units with an aggregate grant date value equal to approximately $200,000. Annual equity-based compensation awards are subject to the terms and conditions of the LTIP and the award agreements pursuant to which such awards are granted. In the year in which a new non-employee director is elected to the Board of the General Partner for the first time, such director will also receive a one-time initial award under the LTIP with a grant date value approximately equal to $100,000, subject to the terms and conditions of the LTIP and the award agreement pursuant to which such award is granted. No such one-time grants were made in 2022.

All retainers are paid in cash on a quarterly basis in arrears, subject to a non-employee director’s election to instead receive such retainers in the form of fully vested common units and are proportionately adjusted for partial years of service. Our non-employee directors do not receive any meeting fees, but each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (ii) travel and miscellaneous expenses related to participation in general education and orientation programs for directors.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($)(2)	Total ($)
Carin M. Barth	$120,000	$164,722	$284,722
D. Mark DeWalch	$75,000	$164,722	$239,722
Jerry V. Kyle, Jr.	$75,000	$164,722	$239,722
Michael C. Linn	$75,000	$164,722	$239,722
John H. Longmaid	$75,000	$164,722	$239,722
William N. Mathis	$85,000	$164,722	$249,722
Alexander D. Stuart	$90,000	$164,722	$254,722
Allison K. Thacker	$75,000	$164,722	$239,722
William E. Randall	$75,000	$164,722	$239,722

(1)

Includes annual cash retainer fee and committee chair fees for each non-employee director during fiscal 2022, as more fully explained above. Messrs. Kyle, Mathis, Stuart, and Randall elected to receive all of their retainer and meeting fees in fully vested common units in lieu of cash.

(2)

The amounts reflected in this column represent the grant date fair value of fully vested common units granted to the non-employee directors of the General Partner in January 2022 for service completed in 2021, computed in accordance with FASB ASC Topic 718. The number of common units granted to each non-employee director with respect to their January 2022 equity compensation award was determined by dividing $159,500 by the closing price of our common units on the date immediately preceding the date these awards were approved. See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2022, for additional detail regarding assumptions underlying the value of these equity awards. None of the non-employee directors held unvested common units as of December 31, 2022.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the Chief Executive Officer) and the annual total compensation of Thomas L. Carter, Jr., our Chief Executive Officer (our “CEO”).

For the 2022 fiscal year, our last completed fiscal year:

•	The annual total compensation of the median employee of all employees of our company (other than the CEO) was $127,706; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,854,098.

•

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than the CEO) was reasonably estimated to be 38 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2022, our employee population consisted of approximately 98 individuals with all these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2023 (our “Annual Report”)). This population consisted of our full-time employees, as we do not have part-time, temporary, or seasonal workers, but this population excluded employees on leave as of the date of determination. While we retained independent contractors during the 2022 fiscal year, it was determined that these individuals were not employees for purposes of Item 402(u) of Regulation S-K because these individuals are not considered employees for U.S. federal income tax purposes.

•

We selected December 31, 2022, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner and allowed for the most complete picture of employee compensation in 2022.

•

We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages and cash bonuses reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022. Equity awards were excluded from the methodology because they are not provided to our entire employee population.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all our employees, including our CEO, are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all the elements of such employee’s compensation for the 2022 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $127,706. The difference between such employee’s salary, wages, overtime pay and cash bonuses and the employee’s annual total compensation represents the contributions in the amount of $4,730 that we made on the employee’s behalf to our 401(k) plan for the 2022 fiscal year.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the Company is providing the following information
regarding
the relationship between executive compensation and the Company’s financial performance for each of the three years in the period ended December 31, 2022. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2022, 2021, and 2020:

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Distributable Cash Flow (in thousands) (3)
					TSR (3)	Peer Group TSR (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,854,098	$11,023,787	$2,243,395	$4,299,524	$169	$155	$476,480	$441,062
2021	$4,853,340	$8,155,718	$1,773,850	$2,652,296	$95	$107	$181,987	$267,401
2020	$2,808,371	$284,773	$1,503,794	$226,239	$57	$64	$121,819	$255,395

(1)	The PEO reflected in columns (b) and (c) represents Thomas L. Carter, Jr. The non-PEO NEOs reflected in columns (d) and (e) for each of 2020, 2021 and 2022 are as follows:
2022: Jeffrey P. Wood, L. Steve Putman, Carrie P. Clark and Dawn K. Smajstrla
2021: Jeffrey P. Wood, L. Steve Putman, Carrie P. Clark and Dawn K. Smajstrla
2020: Jeffrey P. Wood, L. Steve Putman, Dawn K. Smajstrla, Holbrook F. Dorn and Brock Morris

(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation
S-K
as disclosed in columns (c) and (e) for our PEO and
Non-PEO
NEOs in each respective year. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2022	2021	2020
PEO SUMMARY COMPENSATION TABLE TOTALS	$4,854,098	$4,853,340	$2,808,371
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(3,365,570)	(3,365,562)	(2,063,510)
Fair value at year end of equity awards granted during the year	4,912,586	4,015,121	1,379,404
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	2,599,634	939,162	(1,836,205)
Change in fair value of equity awards granted in prior years that vested during the year	1,007,204	887,429	(805,383)
Equity awards granted in prior years that were forfeited during the year	—	—	—
Dividends or other earnings paid on equity awards during the year	1,015,836	826,228	802,097
Total Equity Award Related Adjustments	6,169,689	3,302,378	(2,253,598)
COMPENSATION ACTUALLY PAID TOTALS	$11,023,787	$8,155,718	$284,773

	2022	2021	2020
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$2,243,395	$1,773,850	$1,503,794
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(1,320,968)	(1,053,100)	(841,219)
Fair value at year end of equity awards granted during the year	1,928,164	1,241,128	400,268
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	815,677	311,666	(301,266)
Change in fair value of equity awards granted in prior years that vested during the year	355,909	188,358	(287,476)
Equity awards granted in prior years that were forfeited during the year	—	—	(538,974)
Dividends or other earnings paid on equity awards during the year	277,347	190,395	291,112
Total Equity Award Related Adjustments	2,056,129	878,446	(1,277,555)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$4,299,524	$2,652,296	$226,239

(3)
Please see disclosure under “Narrative Disclosure to Pay vs. Performance Table” below for a description of how TSR and Peer Group TSR are calculated and for how distributable cash flow is derived from our audited financial statements.

Disclosure of Most Important Performance Measures for 2022 Fiscal Year
The following is an unranked list of the most important financial performance measures that we used to determine CAP for fiscal year 2022. For more detail regarding these financial performance measures, please see below, as well as “Compensation Discussion and Analysis” beginning on page 18.

Most Important Performance Measures
Distributable Cash Flow
Adjusted EBITDA
Net Debt to Adjusted EBITDA
Narrative Disclosure to Pay vs. Performance Table
CAP and Total Unitholder Return
The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO
NEOs and both (i) the Company’s cumulative total return on our common units and (ii) the Company’s cumulative total unitholder return as compared to the cumulative total unitholder return of the S&P Oil & Gas E&P Index. Cumulative total returns presented below assume a $100 investment on December 31, 2019 and the reinvestment of dividends for each year presented below.

CAP and Net Income
The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO
NEOs and the net income of the Company for each year presented below.

CAP and Distributable Cash Flow
The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO
NEOs and the Company Selected Measure, which for the Company is distributable cash flow, for each year presented below. Distributable cash flow is calculated by reference to Adjusted EBITDA.
We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation, depletion, and amortization expense, adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains and losses on commodity derivative instruments, non-cash
equity-based compensation, and gains or losses on sales of assets, if any. We define distributable cash flow as Adjusted EBITDA plus or minus amounts for certain non-cash
operating activities, cash interest expense, distributions to preferred unitholders, and restructuring charges, if any.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common units that may be issued under equity compensation plans as of December 31, 2022:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	3,522,245	$—	3,550,900
Total	3,522,245	$—	3,550,900

(1)

This column reflects the maximum number of common units subject to 2021 and 2022 LTI Performance Units granted under the LTIP outstanding and unvested as of December 31, 2022. Because the number of common units to be issued upon settlement of outstanding performance unit awards is subject to performance conditions, the number of common units actually issued may be substantially less than the number reflected in this column. This column also reflects the actual number of common units earned with respect to the 2020 LTI Performance Units that were vested but not yet settled as of December 31, 2022. No options or warrants have been granted under the LTIP.

(2)	No options have been granted under the LTIP and performance unit awards reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)	This column reflects the total number of common units remaining available for issuance under the LTIP.

Our only equity compensation plan is the LTIP. The LTIP was approved by the General Partnership prior to our initial public offering but has not been approved by our public unitholders. Please read Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2022, for a description of our equity compensation plans. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on April 22, 2015, under the heading “Executive Compensation and Other Information—Long Term Incentive Plan.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of our common and Series B preferred units as of April 17, 2023 by:

•	the General Partner;

•	each of the General Partner’s directors, director nominees, and named executive officers;

•	each unitholder known by us to beneficially hold 5% or more of such classes of units; and

•	all of the General Partner’s directors, director nominees, and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address for each beneficial owner listed below is 1001 Fannin Street, Suite 2020, Houston, Texas 77002.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Black Stone Minerals GP, L.L.C. (1)	—	—
Carter2221, Ltd. (2)	11,481,503	5.5%
Mineral Royalties One, L.L.C. (3)	14,711,219	6.5%
Thomas L. Carter, Jr. (4)	14,396,014	6.9%
Jeffrey P. Wood (5)	603,881	*
Evan M. Kiefer (6)	33,803	*
L. Steve Putman (7)	586,421	*
Carrie P. Clark (8)	84,313	*
Dawn K. Smajstrla (9)	99,106	*
Carin M. Barth	102,561	*
D. Mark DeWalch (10)	321,854	*
Jerry V. Kyle, Jr. (11)	870,464	*
Michael C. Linn	168,264	*
John H. Longmaid (12)	3,808,978	1.8%
William N. Mathis (13)	2,109,376	1.0%
William E. Randall (14)	4,139,668	2.0%
Alexander D. Stuart (15)	8,665,116	4.1%
Allison K. Thacker (16)	5,811,132	2.8%
Directors and current executive officers as a group (14 people)	41,197,070	19.6%

*	Less than 1%

(1)

Black Stone Minerals GP, L.L.C., the General Partner, owns 205,000 common units; these units are not included in the beneficial ownership table or in total units outstanding because this entity is our wholly owned subsidiary.

(2)	Carter2221, Ltd. is a family partnership, of which our Chairman and Chief Executive Officer, Thomas L. Carter, Jr., serves as the general partner.

(3)

Mineral Royalties One, L.L.C. is the record holder of 14,711,219 Series B Cumulative Convertible Preferred Units, which are currently convertible into common units on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the sole member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group CEMOF II, L.L.C., which is the general partner of CEMOF II General Partner, L.P., which is the general partner of CEMOF II AIV, L.P., which is the managing member of Mineral Royalties One, L.L.C. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Mineral Royalties One, L.L.C. Each of them disclaims beneficial ownership of such securities. The address of each of the persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(4)

Mr. Carter has sole voting power over 14,102,494 common units, including all units held by Carter2221, Ltd., described above. He shares voting power over 167,155 common units held by his spouse and an aggregate of 126,365 common units held by trusts for the benefit of Mr. Carter’s children. Mr. Carter’s ownership also includes 264,898 unvested restricted common units issued as equity-based compensation.

(5)	Mr. Wood’s employment ended on February 28, 2023, and his ownership is calculated as of March 9, 2023, the date on which his units vested pursuant to a separation agreement.

(6)	Includes 19,391 unvested restricted common units issued as equity-based compensation.

(7)	Includes 125,418 unvested restricted common units issued as equity-based compensation.

(8)	Includes 68,097 unvested restricted common units issued as equity-based compensation.

(9)	Includes 25,781 unvested restricted common units issued as equity-based compensation.

(10)

Mr. DeWalch has shared voting and investment power over 40,809 common units held by a trust, of which he serves as co-trustee. He also has shared voting and investment power over 20,166 common units held by family members.

(11)

Mr. Kyle has shared voting and investment power over an aggregate of 600,270 common units held by two trusts, of which he serves as co-trustee and beneficiary. He also has shared voting and investment power over an aggregate of 4,000 common units held by a family limited partnership.

(12)

Mr. Longmaid has sole voting and investment power over 2,485,173 common units, of which he serves as trustee. He also shares investment and voting power over 1,323,805 common units held by two trusts, of which he is a beneficiary.

(13)

Mr. Mathis has sole voting and investment power over an aggregate of 1,021,550 common units held by WM Capital Partners, L.P. and Conti Street Partners, L.P. He has shared voting and investment power over an aggregate of 612,020 common units held by four trusts, of which he serves as trustee. Mr. Mathis also has shared voting and investment power over 270,073 common units held by a trust, of which he serves as co-trustee.

(14)

Mr. Randall has shared voting and investment power of 4,003,222 common units held by RFG Mineral Company Ltd., as to which he disclaims beneficial ownership, except to the extent of his pecuniary interest.

(15)

Mr. Stuart has sole voting and investment power over an aggregate of 8,324,325 common units owned by North Star Oil & Gas, Topsfield Energy, Ltd., and RDS Investments, L.P., and a grantor retained annuity trust, of which he is the sole trustee. He also shares voting and investment power over 187,462 common units held by two trusts, of which he serves as co-trustee.

(16)

Ms. Thacker has shared voting and investment power over 5,663,476 common units held by William Marsh Rice University, as to which she disclaims beneficial ownership. Ms. Thacker serves as Chief Investment Officer of an affiliate of that entity. Ms. Thacker also has shared voting and investment power over 25,000 common units held by a trust.

Name of Beneficial Owner	Series B Preferred Units Beneficially Owned (1)	Percentage of Series B Preferred Units Beneficially Owned (2)
Mineral Royalties One, L.L.C. (3)	14,711,219	100.0%

(1)

The Series B preferred units vote on an as-converted basis with our common units and have certain other class voting rights with respect to, among other things, any amendment to the Partnership Agreement or our certificate of limited partnership that would be materially adverse to any of the rights, preferences, or privileges of the Series B preferred units. Each holder may elect to convert all or any portion of its Series B preferred units into common units on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due. Under certain conditions, we may elect to convert all or any portion of the Series B preferred units into common units.

We may also may elect to redeem the Series B preferred units at any time during the 90-day period beginning on the sixth anniversary of November 28, 2017 at a redemption price equal to 105% of $20.3926 (the “Issue Price”) plus any accrued and unpaid distributions on the applicable Series B preferred units, and at any time during the 90-day period beginning on each Readjustment Date (as defined in the Partnership Agreement) at a redemption price payable wholly in cash equal to the Issue Price plus any accrued and unpaid distributions on the applicable Series B preferred units.

(2)	Percentages based upon 14,711,219 Series B preferred units issued and outstanding as of April 17, 2023.

(3)

Mineral Royalties One, L.L.C. is the record holder of 14,711,219 Series B Cumulative Convertible Preferred Units. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the sole member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group CEMOF II, L.L.C., which is the general partner of CEMOF II General Partner, L.P., which is the general partner of CEMOF II AIV, L.P., which is the managing member of Mineral Royalties One, L.L.C. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Mineral Royalties One, L.L.C. Each of them disclaims beneficial ownership of such securities. The address of each of the persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

DELINQUENT 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common units to timely file with the SEC initial reports of ownership and reports of changes in their ownership of our common units.

To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers, as well as written representations from these persons that no other reports were required, and all other Section 16(a) reports provided to us, we believe that during fiscal year 2022 our directors, executive officers and holders of more than 10% of our common units filed the required reports on a timely basis under Section 16(a), with the exception of one report covering one transaction that was filed one day late on behalf of Dawn K. Smajstrla due to a clerical error by the Partnership.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of the General Partner has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023. Ernst & Young served as our independent registered public accounting firm for the year ended December 31, 2022.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they choose to do so. These representatives will also be available to respond to appropriate questions and inquiries from unitholders.

Unitholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by the Partnership Agreement or otherwise. We have submitted ratification to a vote of the unitholders because we believe this ratification is consistent with best practices in corporate governance to do so. If the unitholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm, but may retain such independent registered public accounting firm regardless of the vote. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our unitholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

Audit and Other Fees

For the years ended December 31, 2022 and 2021, consolidated fees billed to us by Ernst & Young, our independent registered public accounting firm for those periods, were as follows (in thousands):

	Year Ended December 31,
Fees Paid	2022	2021
Audit Fees (1)	$1,039	$917
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total	$1,039	$917

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements, including those included in our Annual Report on Form 10-K, and a review of interim financial statements, including those included in our Quarterly Reports on Form 10-Q, (ii)services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.

(2)

Audit-Related Fees consist of the aggregate fees billed for professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial services.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning.

(4)	Other Fees consist of aggregate fees billed for professional services rendered by the principal accountant that are not included in Audit Fees, Audit-Related Fees, or Tax Fees.

As outlined in its charter, the Audit Committee of the Board of the General Partner is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. For the year ended December 31, 2022, the Audit Committee pre-approved 100% of the services described above.

PROPOSAL 3—NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the limited partners a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board of the General Partner, or our compensation policies as they relate to risk management.

We believe the Partnership’s success is dependent on our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. The Compensation Committee believes that our current executive compensation program reflects a pay-for-performance philosophy and aligns the interests of our executive officers and the limited partners. Our core executive compensation practices are summarized below:

What We Do	What We Don’t Do
✓ Link annual incentives to the achievement of pre-established performance goals	× Tax gross ups
✓ Emphasize long-term performance	× “Single trigger” change-in-control payments
✓ Provide 50% of our long-term compensation in the form of performance-based incentives	× Excessive perquisites
✓ Regularly evaluate the risks of our compensation programs	× Hedging of Partnership units
✓ Maintain an independent Compensation Committee	× Guaranteed minimum bonus payments for executive officers
✓ Engage an independent compensation consultant	× Automatic increases in executive base salary or lock-step changes in compensation based on peer group levels or metrics
✓ Maintain a clawback policy	× Repricing or buyout of underwater options without unitholder approval
✓ Emphasize performance-based, at risk compensation
✓ Maintain robust unit ownership and retention guidelines
✓ Hold an annual say-on-pay advisory vote

The Board of the General Partner invites you to review carefully the “Executive Compensation and Other Information” section and asks that you cast your vote to endorse our executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to the Partnership’s named executive officers, as disclosed in the 2023 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Pursuant to the Partnership Agreement, this proposal requires approval by a majority of the votes cast by the unitholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. While this vote does not bind the Board to any particular action, the Board values the input of the limited partners and will take into account the outcome of this vote in considering future compensation arrangements. We include this limited partner advisory vote annually, and we expect that the next such vote will occur at the 2024 Annual Meeting of Limited Partners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Black Stone Minerals, L.P. (the “Partnership”) specifically incorporates such information by reference in such filing.

The Board of Directors of the Partnership’s general partner (the “Board”) has determined that all current Audit Committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the New York Stock Exchange, and (iii) financially literate. In addition, Ms. Carin M. Barth qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Audit Committee has reviewed and discussed with the Partnership’s management the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee discussed with Ernst & Young, the Partnership’s independent registered public accounting firm for the year ended December 31, 2022, matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Ernst & Young also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young the firm’s independence.

Based on the Audit Committee’s discussions with management and Ernst & Young, and the Audit Committee’s review of the report of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.

The Audit Committee:

Carin M. Barth

Jerry V. Kyle, Jr.

William E. Randall

OTHER MATTERS

As of the date of this Proxy Statement, the Board of the General Partner does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the unitholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES FOR THE 2024 ANNUAL MEETING

If our 2024 Annual Meeting is held within 30 days before or 70 days after June 15, 2024, in order to nominate a person for election to the Board of the General Partner, notice must be received in writing by our Investor Relations Department at our principal executive offices at 1001 Fannin Street, Suite 2020, Houston, Texas 77002, no later than the close of business on March 17, 2024, and no earlier than February 16, 2024. If our 2024 Annual Meeting is held more than 30 days before or 70 days after June 15, 2024, the nomination notice must be received in writing by our Investor Relations Department at the address listed above not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us or the General Partner. All such unitholder nominations must also be otherwise eligible for election under the terms set forth in the Partnership Agreement. For additional information, please read “Governance Matters—Director Nominations.” In addition, unitholders who intend to solicit proxies in support for director nominees other than the Partnership’s nominees must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Any unitholder who wishes to submit a proposal for inclusion in the proxy materials and for presentation at the 2024 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, unitholder proposals should be received by our Investor Relations Department not later than January 2, 2024. Any unitholder who wishes to submit a proposal for inclusion in the proxy materials for our 2024 Annual Meeting must submit such proposal by the date referred to above, or it will be considered untimely.

ANNUAL MEETING OF LIMITED PARTNERS OF

BLACK STONE MINERALS, L.P.

June 15, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card, and Black Stone Minerals, L.P.’s Annual Report on Form 10-K

are available at http://www.astproxyportal.com/ast/20065

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20930300000000000000 7	061523

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1,

“FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Election of directors to the board of directors of Black Stone Minerals, L.P.’s general partner, each to serve until the 2024 annual meeting of limited partners and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal:

NOMINEES:
☐	FOR ALL NOMINEES	Carin M. Barth
Thomas L. Carter, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	D. Mark DeWalch
Jerry V. Kyle, Jr.
Michael C. Linn
☐	FOR ALL EXCEPT (See instructions below)	John H. Longmaid
William N. Mathis
William E. Randall
Alexander D. Stuart

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Black Stone Minerals, L.P.’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approval on a non-binding advisory basis, of the compensation of the executive officers of Black Stone Minerals, L.P.’s general partner for the year ended December 31, 2022.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

INSTRUCTIONS:

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (⚫).

To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

BLACK STONE MINERALS, L.P.

Proxy for Annual Meeting of Limited Partners on June 15, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas L. Carter, Jr. and L. Steve Putman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Limited Partners of Black Stone Minerals, L.P., to be held on June 15, 2023 at 12:00 p.m., Central Time, via live webcast at https://web.lumiagm.com/255252993 (password: bsmvirt23), and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

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